Exhibit 99.2

Supplemental Information

First Quarter 2008

This information is preliminary and based on company data available at the time of the presentation. It speaks only as of the particular date or dates included in the accompanying pages. Bank of America does not undertake an obligation to, and disclaims any duty to, correct or update any of the information provided. Any forward-looking statements in this information are subject to the forward-looking language contained in Bank of America’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934, which are available at the SEC’s website (www.sec.gov) or at Bank of America’s website (www.bankofamerica.com). Bank of America’s future financial performance is subject to risks and uncertainties as described in its SEC filings.

Bank of America Corporation and Subsidiaries

1

Bank of America Corporation and Subsidiaries

Consolidated Financial Highlights

(Dollars in millions, except per share information; shares in thousands)

	First Quarter 2008	Fourth Quarter 2007	Third Quarter 2007	Second Quarter 2007	First Quarter 2007
Income statement
Net interest income	$9,991	$9,164	$8,615	$8,386	$8,268
Noninterest income	7,012	3,508	7,314	11,177	9,887
Total revenue, net of interest expense	17,003	12,672	15,929	19,563	18,155
Provision for credit losses	6,010	3,310	2,030	1,810	1,235
Noninterest expense, before merger and restructuring charges	9,025	10,137	8,459	9,018	8,986
Merger and restructuring charges	170	140	84	75	111
Income tax expense (benefit)	588	(1,183)	1,658	2,899	2,568
Net income	1,210	268	3,698	5,761	5,255
Diluted earnings per common share	0.23	0.05	0.82	1.28	1.16
Average diluted common shares issued and outstanding	4,461,201	4,470,108	4,475,917	4,476,799	4,497,028
Dividends paid per common share	$0.64	$0.64	$0.64	$0.56	$0.56

Performance ratios
Return on average assets	0.28%	0.06%	0.93%	1.48%	1.40%
Return on average common shareholders’ equity	2.90	0.60	11.02	17.55	16.16

At period end
Book value per share of common stock	$31.22	$32.09	$30.45	$29.95	$29.74
Tangible book value per share of common stock (1)	13.73	14.62	15.25	15.11	14.94
Market price per share of common stock:
Closing price	$37.91	$41.26	$50.27	$48.89	$51.02
High closing price for the period	45.03	52.71	51.87	51.82	54.05
Low closing price for the period	35.31	41.10	47.00	48.80	49.46
Market capitalization	168,806	183,107	223,041	216,922	226,481

Number of banking centers - domestic	6,148	6,149	5,748	5,749	5,737
Number of branded ATMs - domestic	18,491	18,753	17,231	17,183	17,117
Full-time equivalent employees	209,096	209,718	198,000	195,675	199,429

(1)	Tangible book value per share of common stock is a non-GAAP measure. For a corresponding reconciliation of common tangible shareholders’ equity to a GAAP financial measure, see Supplemental Financial Data on page 3. We believe the use of this non-GAAP measure provides additional clarity in assessing the results of the Corporation.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	2

Bank of America Corporation and Subsidiaries

Supplemental Financial Data

(Dollars in millions)

Fully taxable-equivalent basis data

	First Quarter 2008	Fourth Quarter 2007	Third Quarter 2007	Second Quarter 2007	First Quarter 2007
Net interest income	$10,291	$9,814	$8,990	$8,781	$8,597
Total revenue, net of interest expense	17,303	13,322	16,304	19,958	18,484
Net interest yield	2.73%	2.61%	2.61%	2.59%	2.61%
Efficiency ratio	53.13	77.14	52.40	45.56	49.22

Reconciliation to GAAP financial measures

Supplemental financial data presented on an operating basis is a basis of presentation not defined by accounting principles generally accepted in the United States (GAAP) that excludes merger and restructuring charges. We believe that the exclusion of merger and restructuring charges, which represent events outside our normal operations, provides a meaningful period-to-period comparison and is more reflective of normalized operations.

Return on average common shareholders’ equity and return on average tangible shareholders’ equity utilize non-GAAP allocation methodologies. Return on average common shareholders’ equity measures the earnings contribution of a unit as a percentage of the shareholders’ equity allocated to that unit. Return on average tangible shareholders’ equity measures the earnings contribution of the Corporation as a percentage of shareholders’ equity reduced by goodwill. These measures are used to evaluate our use of equity (i.e., capital) at the individual unit level and are integral components in the analytics for resource allocation. The efficiency ratio measures the costs expended to generate a dollar of revenue. We believe the use of these non-GAAP measures provides additional clarity in assessing the results of the Corporation.

Other companies may define or calculate supplemental financial data differently. See the tables below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the quarters ended March 31, 2008, December 31, 2007, September 30, 2007, June 30, 2007 and March 31, 2007.

Reconciliation of net income to operating earnings

	First Quarter 2008	Fourth Quarter 2007	Third Quarter 2007	Second Quarter 2007	First Quarter 2007
Net income	$1,210	$268	$3,698	$5,761	$5,255
Merger and restructuring charges	170	140	84	75	111
Related income tax benefit	(63)	(52)	(31)	(28)	(41)

Operating earnings	$1,317	$356	$3,751	$5,808	$5,325

Reconciliation of ending common shareholders’ equity to ending common tangible shareholders’ equity

Ending common shareholders’ equity	$139,003	$142,394	$135,109	$132,900	$132,005
Ending goodwill	(77,872)	(77,530)	(67,433)	(65,845)	(65,696)

Ending common tangible shareholders’ equity	$61,131	$64,864	$67,676	$67,055	$66,309

Reconciliation of average shareholders’ equity to average tangible shareholders’ equity

Average shareholders’ equity	$154,728	$144,924	$134,487	$133,551	$133,588
Average goodwill	(77,628)	(78,308)	(67,499)	(65,704)	(65,703)

Average tangible shareholders’ equity	$77,100	$66,616	$66,988	$67,847	$67,885

Operating basis

Return on average assets	0.30%	0.08%	0.94%	1.49%	1.42%
Return on average common shareholders’ equity	3.20	0.85	11.18	17.70	16.38
Return on average tangible shareholders’ equity	6.87	2.12	22.21	34.34	31.81
Efficiency ratio (1)	52.15	76.09	51.89	45.18	48.62

(1)	Fully taxable-equivalent basis

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	3

Bank of America Corporation and Subsidiaries

Consolidated Statement of Income

(Dollars in millions, except per share information; shares in thousands)

	First Quarter 2008	Fourth Quarter 2007	Third Quarter 2007	Second Quarter 2007	First Quarter 2007
Interest income
Interest and fees on loans and leases	$14,415	$15,363	$14,111	$13,323	$12,884
Interest on debt securities	2,774	2,738	2,334	2,332	2,380
Federal funds sold and securities purchased under agreements to resell	1,208	1,748	1,839	2,156	1,979
Trading account assets	2,364	2,358	2,519	2,267	2,273
Other interest income	1,098	1,272	1,230	1,154	1,044

Total interest income	21,859	23,479	22,033	21,232	20,560

Interest expense
Deposits	4,588	5,253	4,545	4,261	4,034
Short-term borrowings	4,142	5,599	5,521	5,537	5,318
Trading account liabilities	840	825	906	821	892
Long-term debt	2,298	2,638	2,446	2,227	2,048

Total interest expense	11,868	14,315	13,418	12,846	12,292

Net interest income	9,991	9,164	8,615	8,386	8,268

Noninterest income
Card income	3,639	3,591	3,595	3,558	3,333
Service charges	2,397	2,415	2,221	2,200	2,072
Investment and brokerage services	1,340	1,427	1,378	1,193	1,149
Investment banking income	476	544	389	774	638
Equity investment income	1,054	317	904	1,829	1,014
Trading account profits (losses)	(1,783)	(5,436)	(1,457)	890	872
Mortgage banking income	451	386	155	148	213
Gains on sales of debt securities	225	109	7	2	62
Other income (loss)	(787)	155	122	583	534

Total noninterest income	7,012	3,508	7,314	11,177	9,887

Total revenue, net of interest expense	17,003	12,672	15,929	19,563	18,155

Provision for credit losses	6,010	3,310	2,030	1,810	1,235

Noninterest expense
Personnel	4,726	4,822	4,169	4,737	5,025
Occupancy	849	827	754	744	713
Equipment	396	373	336	332	350
Marketing	637	712	552	537	555
Professional fees	285	404	258	283	229
Amortization of intangibles	446	467	429	391	389
Data processing	563	590	463	472	437
Telecommunications	260	263	255	244	251
Other general operating	863	1,679	1,243	1,278	1,037
Merger and restructuring charges	170	140	84	75	111

Total noninterest expense	9,195	10,277	8,543	9,093	9,097

Income (loss) before income taxes	1,798	(915)	5,356	8,660	7,823
Income tax expense (benefit)	588	(1,183)	1,658	2,899	2,568

Net income	$1,210	$268	$3,698	$5,761	$5,255

Preferred stock dividends	190	53	43	40	46

Net income available to common shareholders	$1,020	$215	$3,655	$5,721	$5,209

Per common share information
Earnings	$0.23	$0.05	$0.83	$1.29	$1.18
Diluted earnings	0.23	0.05	0.82	1.28	1.16
Dividends paid	0.64	0.64	0.64	0.56	0.56

Average common shares issued and outstanding	4,427,823	4,421,554	4,420,616	4,419,246	4,432,664

Average diluted common shares issued and outstanding	4,461,201	4,470,108	4,475,917	4,476,799	4,497,028

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	4

Bank of America Corporation and Subsidiaries

Consolidated Balance Sheet

(Dollars in millions)

	March 31 2008	December 31 2007	March 31 2007
Assets
Cash and cash equivalents	$ 40,512	$ 42,531	$ 31,549
Time deposits placed and other short-term investments	8,807	11,773	12,037
Federal funds sold and securities purchased under agreements to resell	120,289	129,552	138,646
Trading account assets	165,693	162,064	174,218
Derivative assets	50,925	34,662	25,279
Debt securities	223,000	214,056	181,886
Loans and leases, net of allowance:
Loans and leases	873,870	876,344	723,633
Allowance for loan and lease losses	(14,891)	(11,588)	(8,732)
Total loans and leases, net of allowance	858,979	864,756	714,901
Premises and equipment, net	11,297	11,240	9,271
Mortgage servicing rights (includes $3,163, $3,053 and $2,963 measured at fair value)	3,470	3,347	3,141
Goodwill	77,872	77,530	65,696
Intangible assets	9,821	10,296	9,217
Other assets	165,837	153,939	136,316
Total assets	$1,736,502	$1,715,746	$1,502,157

Liabilities
Deposits in domestic offices:
Noninterest-bearing	$ 193,789	$ 188,466	$ 174,082
Interest-bearing	506,062	501,882	425,197
Deposits in foreign offices:
Noninterest-bearing	3,333	3,761	3,346
Interest-bearing	93,885	111,068	90,176
Total deposits	797,069	805,177	692,801
Federal funds purchased and securities sold under agreements to repurchase	219,738	221,435	234,413
Trading account liabilities	76,032	77,342	77,289
Derivative liabilities	29,170	22,423	17,946
Commercial paper and other short-term borrowings	190,856	191,089	156,844
Accrued expenses and other liabilities (includes $507, $518 and $374 of reserve for unfunded lending commitments)	64,528	53,969	35,446
Long-term debt	202,800	197,508	152,562
Total liabilities	1,580,193	1,568,943	1,367,301
Shareholders’ equity
Preferred stock, $0.01 par value; authorized - 100,000,000 shares; issued and outstanding - 7,325,067, 185,067 and 121,739 shares	17,306	4,409	2,851
Common stock and additional paid-in capital, $0.01 par value; authorized - 7,500,000,000 shares; issued and outstanding - 4,452,810,412, 4,437,885,419 and 4,439,069,837 shares	61,080	60,328	60,536
Retained earnings	79,554	81,393	79,996
Accumulated other comprehensive income (loss)	(884)	1,129	(7,660)
Other	(747)	(456)	(867)
Total shareholders’ equity	156,309	146,803	134,856
Total liabilities and shareholders’ equity	$1,736,502	$1,715,746	$1,502,157

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	5

Bank of America Corporation and Subsidiaries

Capital Management

(Dollars in millions)

	First Quarter 2008 (1)	Fourth Quarter 2007	Third Quarter 2007	Second Quarter 2007	First Quarter 2007
Risk-based capital:
Tier 1 capital	$93,910	$83,372	$94,108	$94,979	$91,112
Total capital	146,547	133,720	135,786	135,059	126,958
Risk-weighted assets	1,251,301	1,212,905	1,145,069	1,115,150	1,062,883
Tier 1 capital ratio	7.51%	6.87%	8.22%	8.52%	8.57%
Total capital ratio	11.71	11.02	11.86	12.11	11.94
Tangible equity ratio (2)	4.16	3.62	4.09	4.19	4.20
Tier 1 leverage ratio	5.61	5.04	6.20	6.33	6.25

(1)	Preliminary data on risk-based capital
(2)	Tangible equity ratio equals shareholders’ equity less goodwill and intangible assets divided by total assets less goodwill and intangible assets.

Share Repurchase Program

No common shares were repurchased in the first quarter of 2008.

189.4 million shares remain outstanding under the 2007 authorized program.

14.9 million shares were issued in the first quarter of 2008.

*Preliminary data on risk-based capital

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	6

Bank of America Corporation and Subsidiaries

Core Net Interest Income - Managed Basis

(Dollars in millions)

	First Quarter 2008	Fourth Quarter 2007	Third Quarter 2007	Second Quarter 2007	First Quarter 2007
Net interest income (1)
As reported	$ 10,291	$ 9,814	$ 8,990	$ 8,781	$ 8,597
Impact of market-based net interest income (2)	(1,308)	(809)	(787)	(633)	(481)

Core net interest income	8,983	9,005	8,203	8,148	8,116
Impact of securitizations (3)	2,090	2,021	2,009	1,952	1,859

Core net interest income - managed basis	$ 11,073	$ 11,026	$ 10,212	$ 10,100	$ 9,975

Average earning assets
As reported	$1,510,295	$1,502,998	$1,375,795	$1,358,199	$1,321,946
Impact of market-based earning assets (2)	(403,403)	(406,974)	(407,066)	(426,759)	(409,291)

Core average earning assets	1,106,892	1,096,024	968,729	931,440	912,655
Impact of securitizations	102,577	104,385	104,181	102,357	102,529

Core average earning assets - managed basis	$1,209,469	$1,200,409	$1,072,910	$1,033,797	$1,015,184

Net interest yield contribution (1, 4)
As reported	2.73%	2.61%	2.61%	2.59%	2.61%
Impact of market-based activities (2)	0.52	0.67	0.77	0.91	0.96

Core net interest yield on earning assets	3.25	3.28	3.38	3.50	3.57
Impact of securitizations	0.42	0.38	0.42	0.41	0.38

Core net interest yield on earning assets - managed basis	3.67%	3.66%	3.80%	3.91%	3.95%

(1)	Fully taxable-equivalent basis
(2)	Represents the impact of market-based amounts included in the Capital Markets and Advisory Services business within Global Corporate and Investment Banking and excludes $27 million, $26 million, $22 million and $22 million for the three months ended March 31, 2008, December 31, 2007, September 30, 2007 and June 30, 2007, respectively, of net interest income on loans for which the fair value option has been elected.
(3)	Represents the impact of securitizations utilizing actual bond costs. This is different from the segment view which utilizes funds transfer pricing methodologies.
(4)	Quarterly yields are calculated on an annualized basis.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	7

Bank of America Corporation and Subsidiaries

Quarterly Average Balances and Interest Rates - Fully Taxable-equivalent Basis

(Dollars in millions)

	First Quarter 2008			Fourth Quarter 2007			First Quarter 2007
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Earning assets
Time deposits placed and other short-term investments	$10,596	$94	3.56%	$10,459	$122	4.63%	$15,023	$169	4.57%
Federal funds sold and securities purchased under agreements to resell	145,043	1,208	3.34	151,938	1,748	4.59	166,195	1,979	4.79
Trading account assets	192,410	2,417	5.04	190,700	2,422	5.06	175,249	2,357	5.41
Debt securities (1)	219,377	2,835	5.17	206,873	2,795	5.40	186,498	2,451	5.27
Loans and leases (2):
Residential mortgage	270,541	3,837	5.68	277,058	3,972	5.73	246,618	3,504	5.69
Credit card - domestic	63,277	1,774	11.28	60,063	1,781	11.76	57,720	1,887	13.26
Credit card - foreign	15,241	474	12.51	14,329	464	12.86	11,133	317	11.55
Home equity	116,562	1,872	6.46	112,369	2,043	7.21	89,559	1,679	7.60
Direct/Indirect consumer (3)	78,941	1,699	8.65	75,426	1,658	8.72	64,038	1,303	8.25
Other consumer (4)	3,813	87	9.14	3,918	71	7.24	4,928	122	9.93
Total consumer	548,375	9,743	7.13	543,163	9,989	7.32	473,996	8,812	7.50
Commercial - domestic	212,394	3,198	6.06	213,200	3,704	6.89	163,620	2,934	7.27
Commercial real estate (5)	62,202	887	5.74	59,702	1,053	6.99	36,117	672	7.55
Commercial lease financing	22,227	261	4.69	22,239	574	10.33	19,651	175	3.55
Commercial - foreign	30,463	387	5.11	29,815	426	5.67	20,658	330	6.48
Total commercial	327,286	4,733	5.81	324,956	5,757	7.03	240,046	4,111	6.94
Total loans and leases	875,661	14,476	6.64	868,119	15,746	7.21	714,042	12,923	7.31
Other earning assets	67,208	1,129	6.75	74,909	1,296	6.89	64,939	1,010	6.28
Total earning assets (6)	1,510,295	22,159	5.89	1,502,998	24,129	6.39	1,321,946	20,889	6.37
Cash and cash equivalents	33,949			33,714			33,623
Other assets, less allowance for loan and lease losses	220,683			205,755			165,849
Total assets	$1,764,927			$1,742,467			$1,521,418

Interest-bearing liabilities
Domestic interest-bearing deposits:
Savings	$31,798	$50	0.63%	$31,961	$50	0.63%	$32,773	$41	0.50%
NOW and money market deposit accounts	248,949	1,139	1.84	240,914	1,334	2.20	212,249	936	1.79
Consumer CDs and IRAs	188,005	2,071	4.43	183,910	2,179	4.70	159,505	1,832	4.66
Negotiable CDs, public funds and other time deposits	32,201	320	4.00	34,997	420	4.76	13,376	136	4.12
Total domestic interest-bearing deposits	500,953	3,580	2.87	491,782	3,983	3.21	417,903	2,945	2.86
Foreign interest-bearing deposits:
Banks located in foreign countries	39,196	400	4.10	45,050	557	4.91	40,372	531	5.34
Governments and official institutions	14,650	132	3.62	16,506	192	4.62	14,482	178	4.98
Time, savings and other	53,064	476	3.61	51,919	521	3.98	39,534	380	3.90
Total foreign interest-bearing deposits	106,910	1,008	3.79	113,475	1,270	4.44	94,388	1,089	4.68
Total interest-bearing deposits	607,863	4,588	3.04	605,257	5,253	3.44	512,291	4,034	3.19
Federal funds purchased, securities sold under agreements to repurchase and other short-term borrowings	452,854	4,142	3.68	456,530	5,599	4.87	414,104	5,318	5.20
Trading account liabilities	82,432	840	4.10	81,500	825	4.02	77,635	892	4.66
Long-term debt	198,463	2,298	4.63	196,444	2,638	5.37	148,627	2,048	5.51
Total interest-bearing liabilities (6)	1,341,612	11,868	3.55	1,339,731	14,315	4.25	1,152,657	12,292	4.31
Noninterest-bearing sources:
Noninterest-bearing deposits	179,760			176,368			174,413
Other liabilities	88,827			81,444			60,760
Shareholders’ equity	154,728			144,924			133,588
Total liabilities and shareholders’ equity	$1,764,927			$1,742,467			$1,521,418
Net interest spread			2.34%			2.14%			2.06%
Impact of noninterest-bearing sources			0.39			0.47			0.55
Net interest income/yield on earning assets		$10,291	2.73%		$9,814	2.61%		$8,597	2.61%

(1)	Yields on AFS debt securities are calculated based on fair value rather than historical cost balances. The use of fair value does not have a material impact on net interest yield.
(2)	Nonperforming loans are included in the respective average loan balances. Income on these nonperforming loans is recognized on a cash basis.
(3)	Includes foreign consumer loans of $3.3 billion in the first quarter of 2008, and $3.6 billion and $3.9 billion in the fourth and first quarters of 2007.
(4)	Includes consumer finance loans of $3.0 billion in the first quarter of 2008, and $3.1 billion and $3.0 billion in the fourth and first quarters of 2007; and other foreign consumer loans of $857 million in the first quarter of 2008, and $845 million and $1.9 billion in the fourth and first quarters of 2007.
(5)	Includes domestic commercial real estate loans of $61.0 billion in the first quarter of 2008, and $58.5 billion and $35.5 billion in the fourth and first quarters of 2007.
(6)	Interest income includes the impact of interest rate risk management contracts, which decreased interest income on the underlying assets $103 million in the first quarter of 2008, and $134 million and $121 million in the fourth and first quarters of 2007. Interest expense includes the impact of interest rate risk management contracts, which increased interest expense on the underlying liabilities $49 million in the first quarter of 2008, and $201 million and $179 million in the fourth and first quarters of 2007.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	8

Bank of America Corporation and Subsidiaries

Quarterly Average Balances and Interest Rates - Fully Taxable-equivalent Basis - Isolating Hedge Income/Expense (1)

(Dollars in millions)

	First Quarter 2008			Fourth Quarter 2007			First Quarter 2007
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Earning assets
Time deposits placed and other short-term investments(2)	$10,596	$98	3.71%	$10,459	$126	4.79%	$15,023	$196	5.29%
Federal funds sold and securities purchased under agreements to resell(2)	145,043	1,278	3.53	151,938	1,843	4.84	166,195	2,085	5.04
Trading account assets	192,410	2,417	5.04	190,700	2,422	5.06	175,249	2,357	5.41
Debt securities(2)	219,377	2,836	5.17	206,873	2,795	5.40	186,498	2,455	5.27
Loans and leases:
Residential mortgage	270,541	3,837	5.68	277,058	3,972	5.73	246,618	3,504	5.69
Credit card - domestic	63,277	1,774	11.28	60,063	1,781	11.76	57,720	1,887	13.26
Credit card - foreign	15,241	474	12.51	14,329	464	12.86	11,133	317	11.55
Home equity	116,562	1,872	6.46	112,369	2,043	7.21	89,559	1,679	7.60
Direct/Indirect consumer	78,941	1,699	8.65	75,426	1,658	8.72	64,038	1,303	8.25
Other consumer	3,813	87	9.14	3,918	71	7.24	4,928	122	9.93
Total consumer	548,375	9,743	7.13	543,163	9,989	7.32	473,996	8,812	7.50
Commercial - domestic (2)	212,394	3,225	6.11	213,200	3,731	6.94	163,620	2,933	7.27
Commercial real estate	62,202	887	5.74	59,702	1,053	6.99	36,117	672	7.55
Commercial lease financing	22,227	261	4.69	22,239	574	10.33	19,651	175	3.55
Commercial - foreign (2)	30,463	387	5.11	29,815	425	5.67	20,658	312	6.12
Total commercial	327,286	4,760	5.85	324,956	5,783	7.07	240,046	4,092	6.91
Total loans and leases	875,661	14,503	6.65	868,119	15,772	7.22	714,042	12,904	7.30
Other earning assets(2)	67,208	1,130	6.75	74,909	1,305	6.93	64,939	1,013	6.29
Total earning assets - excluding hedge impact	1,510,295	22,262	5.92	1,502,998	24,263	6.43	1,321,946	21,010	6.41
Net hedge income (expense) on assets		(103)			(134)			(121)
Total earning assets - including hedge impact	1,510,295	22,159	5.89	1,502,998	24,129	6.39	1,321,946	20,889	6.37
Cash and cash equivalents	33,949			33,714			33,623
Other assets, less allowance for loan and lease losses	220,683			205,755			165,849
Total assets	$1,764,927			$1,742,467			$1,521,418

Interest-bearing liabilities
Domestic interest-bearing deposits:
Savings	$31,798	$50	0.63%	$31,961	$50	0.63%	$32,773	$41	0.50%
NOW and money market deposit accounts (2)	248,949	1,134	1.83	240,914	1,329	2.19	212,249	931	1.78
Consumer CDs and IRAs (2)	188,005	1,950	4.17	183,910	2,033	4.38	159,505	1,638	4.16
Negotiable CDs, public funds and other time deposits (2)	32,201	318	3.97	34,997	418	4.73	13,376	134	4.05
Total domestic interest-bearing deposits	500,953	3,452	2.77	491,782	3,830	3.09	417,903	2,744	2.66
Foreign interest-bearing deposits:
Banks located in foreign countries (2)	39,196	398	4.08	45,050	553	4.87	40,372	529	5.32
Governments and official institutions	14,650	132	3.62	16,506	192	4.62	14,482	178	4.98
Time, savings and other	53,064	476	3.61	51,919	521	3.98	39,534	380	3.90
Total foreign interest-bearing deposits	106,910	1,006	3.79	113,475	1,266	4.43	94,388	1,087	4.67
Total interest-bearing deposits	607,863	4,458	2.95	605,257	5,096	3.34	512,291	3,831	3.03
Federal funds purchased, securities sold under agreements to repurchase and other short-term borrowings (2)	452,854	4,134	3.67	456,530	5,639	4.90	414,104	5,466	5.35
Trading account liabilities	82,432	840	4.10	81,500	825	4.02	77,635	892	4.66
Long-term debt (2)	198,463	2,387	4.81	196,444	2,554	5.20	148,627	1,924	5.18
Total interest-bearing liabilities - excluding hedge impact	1,341,612	11,819	3.54	1,339,731	14,114	4.19	1,152,657	12,113	4.25
Net hedge (income) expense on liabilities		49			201			179
Total interest-bearing liabilities - including hedge impact	1,341,612	11,868	3.55	1,339,731	14,315	4.25	1,152,657	12,292	4.31
Noninterest-bearing sources:
Noninterest-bearing deposits	179,760			176,368			174,413
Other liabilities	88,827			81,444			60,760
Shareholders’ equity	154,728			144,924			133,588
Total liabilities and shareholders’ equity	$1,764,927			$1,742,467			$1,521,418
Net interest spread			2.38			2.24			2.16
Impact of noninterest-bearing sources			0.39			0.46			0.54
Net interest income/yield on earning assets - excluding hedge impact		$10,443	2.77%		$10,149	2.70%		$8,897	2.70%
Net impact of hedge income (expense)		(152)	(0.04)		(335)	(0.09)		(300)	(0.09)
Net interest income/yield on earning assets		$10,291	2.73%		$9,814	2.61%		$8,597	2.61%

(1)	This table presents a non-GAAP financial measure. The impact of interest rate risk management derivatives is shown separately. Interest income and interest expense amounts, and the yields and rates have been adjusted. Management believes this presentation is useful to investors because it adjusts for the impact of our hedging decisions and provides a better understanding of our hedging activities. The impact of interest rate risk management derivatives is not material to the average balances presented above.
(2)	The following presents the impact of interest rate risk management derivatives on interest income and interest expense.

Interest income excludes the impact of interest rate risk management contracts, which increased (decreased) interest income on:

	First Quarter 2008	Fourth Quarter 2007	First Quarter 2007
Time deposits placed and other short-term investments	$ (4)	$ (4)	$ (27)
Federal funds sold and securities purchased under agreements to resell	(70)	(95)	(106)
Debt securities	(1)	—	(4)
Commercial - domestic	(27)	(27)	1
Commercial - foreign	—	1	18
Other earning assets	(1)	(9)	(3)

Net hedge income (expense) on assets	$(103)	$(134)	$(121)

Interest expense excludes the impact of interest rate risk management contracts, which increased (decreased) interest expense on:

NOW and money market deposit accounts	$ 5	$ 5	$ 5
Consumer CDs and IRAs	121	146	194
Negotiable CDs, public funds and other time deposits	2	2	2
Banks located in foreign countries	2	4	2
Federal funds purchased, securities sold under agreements to repurchase and other short-term borrowings	8	(40)	(148)
Long-term debt	(89)	84	124

Net hedge (income) expense on liabilities	$ 49	$ 201	$ 179

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	9

Bank of America Corporation and Subsidiaries

Business Segment View

(1)	Fully taxable-equivalent basis
(2)	Global Consumer and Small Business Banking is presented on a managed basis, specifically Card Services, with a corresponding offset to All Other.

This information is preliminary and based on company data available at the time of the presentation.	10

Bank of America Corporation and Subsidiaries

Global Consumer and Small Business Banking Segment Results (1, 2)

(Dollars in millions; except as noted)

	First Quarter 2008	Fourth Quarter 2007	Third Quarter 2007	Second Quarter 2007	First Quarter 2007
Net interest income (3)	$ 7,684	$ 7,462	$ 7,252	$ 7,109	$ 7,004
Noninterest income:
Card income	2,725	2,625	2,587	2,596	2,381
Service charges	1,566	1,624	1,519	1,488	1,377
Mortgage banking income	656	490	244	297	302
All other income	675	374	371	331	267

Total noninterest income	5,622	5,113	4,721	4,712	4,327

Total revenue, net of interest expense	13,306	12,575	11,973	11,821	11,331
Provision for credit losses (4)	6,452	4,303	3,121	3,094	2,411
Noninterest expense	5,139	5,495	4,962	4,902	4,675

Income before income taxes	1,715	2,777	3,890	3,825	4,245
Income tax expense (3)	625	868	1,440	1,398	1,573

Net income	$ 1,090	$ 1,909	$ 2,450	$ 2,427	$ 2,672

Net interest yield (3)	8.25%	8.04%	8.31%	8.14%	8.12%
Return on average equity	6.64	11.30	15.62	15.79	17.62
Efficiency ratio (3)	38.62	43.70	41.44	41.47	41.26
Balance sheet (2)
Average
Total loans and leases	$363,001	$353,672	$331,656	$317,246	$308,105
Total earning assets (5)	374,409	368,163	346,251	350,201	349,672
Total assets (5)	428,756	426,113	399,196	403,258	403,463
Total deposits	343,436	340,940	321,552	326,623	326,480
Allocated equity	65,984	66,989	62,222	61,661	61,493
Period end
Total loans and leases	$364,279	$359,952	$337,783	$324,452	$309,992
Total earning assets (5)	383,874	383,471	347,057	349,138	354,183
Total assets (5)	437,237	443,073	401,151	403,689	409,883
Total deposits	349,606	344,850	321,137	326,883	334,918
Period end (in billions)
Mortgage servicing portfolio	$ 404.3	$ 399.0	$ 376.9	$ 360.1	$ 345.1

(1)	Global Consumer and Small Business Banking has three primary businesses: Deposits, Card Services and Consumer Real Estate. In addition, ALM/Other includes the results of ALM activities and other consumer-related businesses (e.g., insurance).
(2)	Presented on a managed basis, specifically Card Services. (See Exhibit A: Non-GAAP Reconciliations - Global Consumer and Small Business Banking - Reconciliation on page 37).
(3)	Fully taxable-equivalent basis
(4)	Represents provision for credit losses on held loans combined with realized credit losses associated with the securitized loan portfolio.
(5)	Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits).

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	11

Bank of America Corporation and Subsidiaries

Global Consumer and Small Business Banking Business Results

(Dollars in millions)

	Three Months Ended March 31, 2008
	Total (1)	Deposits (2)	Card Services (1)	Consumer Real Estate	ALM/ Other
Net interest income (3)	$ 7,684	$ 1,967	$ 4,573	$ 633	$ 511
Noninterest income:
Card income	2,725	561	2,163	1	—
Service charges	1,566	1,564	—	2	—
Mortgage banking income	656	—	—	656	—
All other income (loss)	675	(2)	596	15	66

Total noninterest income	5,622	2,123	2,759	674	66

Total revenue, net of interest expense	13,306	4,090	7,332	1,307	577
Provision for credit losses (4)	6,452	80	4,312	1,897	163
Noninterest expense	5,139	2,435	1,964	640	100

Income (loss) before income taxes	1,715	1,575	1,056	(1,230)	314
Income tax expense (benefit) (3)	625	580	386	(457)	116

Net income (loss)	$ 1,090	$ 995	$ 670	$ (773)	$ 198

Net interest yield (3)	8.25%	2.39%	8.01%	2.01%	n/m
Return on average equity	6.64	24.03	5.86	(68.62)	n/m
Efficiency ratio (3)	38.62	59.54	26.79	48.96	n/m
Average - total loans and leases	$363,001	n/m	$229,147	$120,032	n/m
Average - total deposits	343,436	$337,482	n/m	n/m	n/m
Period end - total assets (5)	437,237	360,483	256,962	133,113	n/m

	Three Months Ended December 31, 2007
	Total (1)	Deposits (2)	Card Services (1)	Consumer Real Estate	ALM/ Other
Net interest income (3)	$ 7,462	$ 2,303	$ 4,364	$ 638	$ 157
Noninterest income:
Card income	2,625	564	2,059	2	—
Service charges	1,624	1,623	—	1	—
Mortgage banking income	490	—	—	490	—
All other income (loss)	374	(2)	224	30	122

Total noninterest income	5,113	2,185	2,283	523	122

Total revenue, net of interest expense	12,575	4,488	6,647	1,161	279
Provision for credit losses (4)	4,303	85	3,418	687	113
Noninterest expense	5,495	2,442	2,340	604	109

Income (loss) before income taxes	2,777	1,961	889	(130)	57
Income tax expense (benefit) (3)	868	681	354	(37)	(130)

Net income (loss)	$ 1,909	$ 1,280	$ 535	$ (93)	$ 187

Net interest yield (3)	8.04%	2.78%	7.80%	1.97%	n/m
Return on average equity	11.30	29.86	4.73	(8.48)	n/m
Efficiency ratio (3)	43.70	54.40	35.21	52.05	n/m
Average - total loans and leases	$353,672	n/m	$221,467	$119,514	n/m
Average - total deposits	340,940	$335,438	n/m	n/m	n/m
Period end - total assets (5)	443,073	358,044	256,401	132,677	n/m

	Three Months Ended March 31, 2007
	Total (1)	Deposits (2)	Card Services (1)	Consumer Real Estate	ALM/ Other
Net interest income (3)	$ 7,004	$ 2,367	$ 3,975	$ 524	$ 138
Noninterest income:
Card income	2,381	499	1,880	2	—
Service charges	1,377	1,376	—	1	—
Mortgage banking income	302	—	—	302	—
All other income (loss)	267	(1)	192	4	72

Total noninterest income	4,327	1,874	2,072	309	72

Total revenue, net of interest expense	11,331	4,241	6,047	833	210
Provision for credit losses (4)	2,411	39	2,299	30	43
Noninterest expense	4,675	2,108	2,003	477	87

Income before income taxes	4,245	2,094	1,745	326	80
Income tax expense (3)	1,573	776	646	121	30

Net income	$ 2,672	$ 1,318	$ 1,099	$ 205	$ 50

Net interest yield (3)	8.12%	3.05%	7.98%	2.13%	n/m
Return on average equity	17.62	35.79	10.31	23.33	n/m
Efficiency ratio (3)	41.26	49.71	33.13	57.24	n/m
Average - total loans and leases	$308,105	n/m	$201,166	$95,628	n/m
Average - total deposits	326,480	$320,945	n/m	n/m	n/m
Period end - total assets (5)	409,883	344,727	232,386	106,259	n/m

(1)	Presented on a managed basis, specifically Card Services.
(2)	For the three months ended March 31, 2008, December 31, 2007 and March 31, 2007, a total of $7.1 billion, $2.4 billion and $3.6 billion of deposits were migrated from Global Consumer and Small Business Banking to Global Wealth and Investment Management.
(3)	Fully taxable-equivalent basis
(4)	Represents provision for credit losses on held loans combined with realized credit losses associated with the securitized loan portfolio.
(5)	Total assets include asset allocations to match liabilities (i.e., deposits).

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	12

Bank of America Corporation and Subsidiaries

Global Consumer and Small Business Banking - Key Indicators

(Dollars in millions; except as noted)

	First Quarter 2008		Fourth Quarter 2007		Third Quarter 2007		Second Quarter 2007		First Quarter 2007
Deposits Key Indicators
Average deposit balances
Checking	$125,358		$124,340		$121,904		$125,771		$125,127
Savings	28,796		28,927		28,533		30,029		29,732
MMS	66,228		64,628		60,890		62,554		64,159
CD’s & IRA’s	115,038		114,538		101,358		99,546		99,563
Foreign and other	2,062		3,005		2,713		2,382		2,364

Total average deposit balances	$337,482		$335,438		$315,398		$320,282		$320,945

Total balances migrated to
Premier Banking and Investments	$7,059		$2,443		$2,560		$2,857		$3,551

Deposit spreads (excludes noninterest costs)
Checking	4.29%		4.31%		4.30%		4.27%		4.24%
Savings	3.89		3.77		3.71		3.71		3.77
MMS	1.54		2.83		3.43		3.36		3.42
CD’s & IRA’s	0.53		0.89		1.06		1.10		1.13
Foreign and other	4.44		4.38		4.32		4.28		4.41
Total deposit spreads	2.41		2.79		3.02		3.04		3.05

Net new retail checking (units in thousands)	557		343		757		717		487
Debit purchase volumes	$50,090		$51,128		$47,326		$47,421		$43,569

Online banking (end of period)
Active accounts (units in thousands)	24,949		23,791		23,057		22,190		21,813
Active billpay accounts (units in thousands)	13,081		12,552		11,928		11,567		11,285

Card Services Key Indicators
Managed Card - US Consumer and Business Card
Gross interest yield	11.74%		12.32%		12.71%		12.80%		12.84%
Risk adjusted margin (1)	6.51		7.57		7.78		7.61		7.81
Loss rates	5.67		5.03		4.84		5.21		4.82
Average outstandings	$161,685		$156,329		$151,405		$146,693		$146,985
Ending outstandings	161,353		161,373		153,039		148,746		144,881
New account growth (in thousands)	2,042		2,164		2,546		2,387		2,092
Purchase volumes	$56,757		$64,713		$61,247		$61,275		$55,428
Delinquencies:
30 Day	5.93%		5.70%		5.42%		5.29%		5.45%
90 Day	3.01		2.80		2.57		2.68		2.90

Consumer Real Estate Key Indicators
Mortgage servicing rights at fair value period end balance	$3,163		$3,053		$3,179		$3,269		$2,963
Capitalized mortgage servicing rights (% of loans serviced)	118	bps	118	bps	130	bps	141	bps	127	bps
Mortgage loans serviced for investors (in billions)	$268		$259		$245		$232		$234

Global Consumer and Small Business Banking
Mortgage production	$18,044		$22,370		$24,533		$25,755		$20,646
Home equity production	13,821		16,001		17,352		18,552		17,321

Total Corporation
Mortgage production	21,922		24,834		26,930		29,172		23,449
Home equity production	16,641		19,299		21,105		22,746		21,033

(1)	Reflects margin and noninterest revenue, adjusted for loss rates.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	13

Bank of America Corporation and Subsidiaries

E-Commerce & BankofAmerica.com

Bank of America has the largest active online banking customer base with 24.9 million subscribers.

Bank of America uses a strict Active User standard - customers must have used our online services within the last 90 days.

13.1 million active bill pay users paid $72.7 billion worth of bills this quarter. The number of customers who sign up and use Bank of America’s Bill Pay Service continues to far surpass that of any other financial institution.

Currently, approximately 399 companies are presenting 35.4 million e-bills per quarter.

This information is preliminary and based on company data available at the time of the presentation.	14

Bank of America Corporation and Subsidiaries

Credit Card Data (1)

(Dollars in millions)

	First Quarter 2008	Fourth Quarter 2007	Third Quarter 2007	Second Quarter 2007	First Quarter 2007
Loans
Period end
Held credit card outstandings	$ 75,911	$ 80,724	$ 71,702	$ 69,241	$ 65,920
Securitization impact	107,847	102,967	102,068	100,611	99,495

Managed credit card outstandings	$183,758	$183,691	$173,770	$169,852	$165,415

Average
Held credit card outstandings	$ 78,518	$ 74,392	$ 69,486	$ 68,181	$ 68,853
Securitization impact	105,176	104,019	102,516	99,388	98,539

Managed credit card outstandings	$183,694	$178,411	$172,002	$167,569	$167,392

Credit Quality
Charge-Offs $
Held net charge-offs	$ 956	$ 846	$ 808	$ 893	$ 894
Securitization impact	1,416	1,292	1,216	1,206	1,059

Managed credit card net losses	$ 2,372	$ 2,138	$ 2,024	$ 2,099	$ 1,953

Charge-Offs %
Held net charge-offs	4.90%	4.51%	4.61%	5.25%	5.27%
Securitization impact	0.29	0.24	0.06	(0.23)	(0.54)

Managed credit card net losses	5.19%	4.75%	4.67%	5.02%	4.73%

30+ Delinquency $
Held delinquency	$ 4,017	$ 4,298	$ 3,727	$ 3,593	$ 3,660
Securitization impact	6,288	5,710	5,381	5,034	5,144

Managed delinquency	$ 10,305	$ 10,008	$ 9,108	$ 8,627	$ 8,804

30+ Delinquency %
Held delinquency	5.29%	5.32%	5.20%	5.19%	5.55%
Securitization impact	0.32	0.13	0.04	(0.11)	(0.23)

Managed delinquency	5.61%	5.45%	5.24%	5.08%	5.32%

90+ Delinquency $
Held delinquency	$ 2,055	$ 2,126	$ 1,788	$ 1,850	$ 1,986
Securitization impact	3,137	2,757	2,514	2,480	2,633

Managed delinquency	$ 5,192	$ 4,883	$ 4,302	$ 4,330	$ 4,619

90+ Delinquency %
Held delinquency	2.71%	2.63%	2.49%	2.67%	3.01%
Securitization impact	0.12	0.03	(0.01)	(0.12)	(0.22)

Managed delinquency	2.83%	2.66%	2.48%	2.55%	2.79%

(1)	Credit Card includes U.S. Consumer Card and foreign credit card. Does not include Business Credit Card.

Certain prior period amounts have been reclassified to conform to the current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	15

Bank of America Corporation and Subsidiaries

Mass Market Small Business Banking Results: Relationship View (1)

(Dollars in millions)

	Three Months Ended March 31, 2008 (2)
	Total	Global Consumer and Small Business Banking	Other (3)
Net interest income (4)	$ 935	$ 890	$ 45
Noninterest income	624	538	86

Total revenue, net of interest expense	1,559	1,428	131

Provision for credit losses (5)	959	954	5
Noninterest expense	522	494	28

Income (loss) before income taxes	78	(20)	98
Income tax expense (benefit) (4)	29	(7)	36

Net income (loss)	$ 49	$ (13)	$ 62

	Three Months Ended December 31, 2007 (2)
	Total	Global Consumer and Small Business Banking	Other (3)
Net interest income (4)	$ 951	$ 900	$ 51
Noninterest income	636	550	86

Total revenue, net of interest expense	1,587	1,450	137

Provision for credit losses (5)	508	505	3
Noninterest expense	515	477	38

Income before income taxes	564	468	96
Income tax expense (4)	209	172	37

Net income	$ 355	$ 296	$ 59

	Three Months Ended March 31, 2007
	Total	Global Consumer and Small Business Banking	Other (3)
Net interest income (4)	$ 861	$ 799	$ 62
Noninterest income	537	438	99

Total revenue, net of interest expense	1,398	1,237	161

Provision for credit losses (5)	289	286	3
Noninterest expense	465	409	56

Income before income taxes	644	542	102
Income tax expense (4)	238	200	38

Net income	$ 406	$ 342	$ 64

(1)	Presented on a managed basis.
(2)	Includes Small Business and Business Banking results of the acquired LaSalle Bank Corporation beginning on October 1, 2007.
(3)	Includes Mass Market Small Business Banking results within Global Corporate and Investment Banking and Global Wealth and Investment Management.
(4)	Fully taxable-equivalent basis
(5)	Represents provision for credit losses on held loans combined with realized credit losses associated with the securitized loan portfolio.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	16

Bank of America Corporation and Subsidiaries

Global Corporate and Investment Banking Segment Results (1)

(Dollars in millions)

	First Quarter 2008	Fourth Quarter 2007	Third Quarter 2007	Second Quarter 2007	First Quarter 2007
Net interest income (2)	$3,599	$3,434	$2,739	$2,623	$2,422
Noninterest income:
Service charges	788	760	672	683	654
Investment and brokerage services	245	222	235	221	232
Investment banking income	665	577	436	821	703
Trading account profits (losses)	(1,790)	(5,434)	(1,445)	877	838
All other income (loss)	(339)	(314)	241	671	551

Total noninterest income	(431)	(4,189)	139	3,273	2,978

Total revenue, net of interest expense	3,168	(755)	2,878	5,896	5,400

Provision for credit losses	523	268	227	42	115
Noninterest expense	2,461	3,352	2,498	3,175	2,930

Income (loss) before income taxes	184	(4,375)	153	2,679	2,355
Income tax expense (benefit) (2)	69	(1,633)	63	984	878

Net income (loss)	$115	$(2,742)	$90	$1,695	$1,477

Net interest yield (2)	2.01%	1.90%	1.64%	1.56%	1.51%
Return on average equity	0.78	(20.32)	0.81	16.19	14.41
Efficiency ratio (2)	77.68	n/m	86.80	53.85	54.26
Balance sheet
Average
Total loans and leases	$324,733	$325,721	$267,758	$253,895	$247,898
Total trading-related assets	361,921	354,334	356,867	377,171	360,530
Total market-based earning assets (3)	403,403	406,974	407,065	426,758	409,290
Total earning assets (4)	718,804	718,675	663,181	673,184	650,353
Total assets (4)	834,463	823,750	757,645	765,118	734,309
Total deposits	235,800	236,254	217,632	220,180	208,561

Allocated equity	58,911	53,520	44,014	42,000	41,543

Period end
Total loans and leases	$325,767	$324,174	$275,427	$257,537	$249,861
Total trading-related assets	317,256	308,315	333,107	342,629	333,681
Total market-based earning assets (3)	347,563	359,946	375,100	386,958	385,495
Total earning assets (4)	668,953	673,529	636,794	637,880	628,831
Total assets (4)	791,962	776,207	738,631	731,378	716,132
Total deposits	233,778	246,788	211,577	221,866	210,105

(1)	Global Corporate and Investment Banking has three primary businesses: Business Lending, Capital Markets and Advisory Services, and Treasury Services. In addition, ALM/Other includes the results of ALM activities and other Global Corporate and Investment Banking activities.
(2)	Fully taxable-equivalent basis
(3)	Total market-based earning assets represents market-based amounts included in the Capital Markets and Advisory Services business.
(4)	Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits).
n/m	= not meaningful

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	17

Bank of America Corporation and Subsidiaries

Global Corporate and Investment Banking Business Results

(Dollars in millions)

	Three Months Ended March 31, 2008
	Total	Business Lending	Capital Markets and Advisory Services (1)	Treasury Services	ALM/ Other
Net interest income (2)	$ 3,599	$ 1,436	$ 1,335	$ 845	$ (17)
Noninterest income:
Service charges	788	136	32	619	1
Investment and brokerage services	245	—	234	11	—
Investment banking income	665	—	665	—	—
Trading account profits (losses)	(1,790)	(198)	(1,620)	18	10
All other income (loss)	(339)	262	(1,267)	643	23

Total noninterest income	(431)	200	(1,956)	1,291	34

Total revenue, net of interest expense	3,168	1,636	(621)	2,136	17

Provision for credit losses	523	523	(1)	1	—
Noninterest expense	2,461	576	1,131	746	8

Income (loss) before income taxes	184	537	(1,751)	1,389	9
Income tax expense (benefit) (2)	69	200	(648)	514	3

Net income (loss)	$ 115	$ 337	$ (1,103)	$ 875	$ 6

Net interest yield (2)	2.01%	1.93%	n/m %	2.32%	n/m
Return on average equity	0.78	6.37	(24.13)	44.79	n/m
Efficiency ratio (2)	77.68	35.21	n/m	34.93	n/m
Average - total loans and leases	$324,733	$296,444	$ 21,155	$ 7,129	n/m
Average - total deposits	235,800	n/m	68,498	167,055	n/m
Period end - total assets (3)	791,962	310,763	422,484	181,040	n/m

	Three Months Ended December 31, 2007
	Total	Business Lending	Capital Markets and Advisory Services (1)	Treasury Services	ALM/ Other
Net interest income (2)	$ 3,434	$ 1,698	$ 835	$ 1,017	$(116)
Noninterest income:
Service charges	760	147	35	577	1
Investment and brokerage services	222	—	212	12	(2)
Investment banking income	577	—	577	—	—
Trading account profits (losses)	(5,434)	(138)	(5,321)	18	7
All other income (loss)	(314)	194	(888)	289	91

Total noninterest income	(4,189)	203	(5,385)	896	97

Total revenue, net of interest expense	(755)	1,901	(4,550)	1,913	(19)

Provision for credit losses	268	274	(6)	1	(1)
Noninterest expense	3,352	639	1,462	1,138	113

Income (loss) before income taxes	(4,375)	988	(6,006)	774	(131)
Income tax expense (benefit) (2)	(1,633)	355	(2,226)	286	(48)

Net income (loss)	$ (2,742)	$ 633	$ (3,780)	$ 488	$ (83)

Net interest yield (2)	1.90%	2.28%	n/m	2.88%	n/m
Return on average equity	(20.32)	12.64	(96.93)%	24.69	n/m
Efficiency ratio (2)	n/m	33.57	n/m	59.50	n/m
Average - total loans and leases	$325,721	$292,933	$ 26,087	$ 6,694	n/m
Average - total deposits	236,254	n/m	74,110	161,941	n/m
Period end - total assets (3)	776,207	302,078	413,459	184,078	n/m

	Three Months Ended March 31, 2007
	Total	Business Lending	Capital Markets and Advisory Services	Treasury Services	ALM/ Other
Net interest income (2)	$ 2,422	$ 1,060	$ 481	$ 965	$ (84)
Noninterest income:
Service charges	654	126	27	501	—
Investment and brokerage services	232	1	221	10	—
Investment banking income	703	—	703	—	—
Trading account profits (losses)	838	(3)	829	12	—
All other income	551	152	104	234	61

Total noninterest income	2,978	276	1,884	757	61

Total revenue, net of interest expense	5,400	1,336	2,365	1,722	(23)

Provision for credit losses	115	103	11	1	—
Noninterest expense	2,930	490	1,513	894	33

Income (loss) before income taxes	2,355	743	841	827	(56)
Income tax expense (benefit) (2)	878	280	313	306	(21)

Net income (loss)	$ 1,477	$ 463	$ 528	$ 521	$ (35)

Net interest yield (2)	1.51%	1.84%	n/m	2.88%	n/m
Return on average equity	14.41	12.79	18.36%	27.37	n/m
Efficiency ratio (2)	54.26	36.68	63.95	51.94	n/m
Average - total loans and leases	$247,898	$228,766	$ 14,139	$ 4,982	n/m
Average - total deposits	208,561	n/m	59,422	148,989	n/m
Period end - total assets (3)	716,132	240,818	424,877	160,003	n/m

(1)	Includes $27 million and $26 million of net interest income on loans for which the fair value option has been elected and is not considered market-based income for the three months ended March 31, 2008 and December 31, 2007 .
(2)	Fully taxable-equivalent basis
(3)	Total assets include asset allocations to match liabilities (i.e., deposits).

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	18

Bank of America Corporation and Subsidiaries

Global Corporate and Investment Banking Business Results: Customer Relationship View

(Dollars in millions)

	Three Months Ended March 31, 2008
	Total	Commercial	Corporate and Investment Bank	Other
Net interest income (1)	$ 3,599	$ 1,956	$ 1,795	$(152)
Noninterest income:
Service charges	788	415	373	—
Investment and brokerage services	245	8	237	—
Investment banking income	665	21	644	—
Trading account profits (losses)	(1,790)	(176)	(1,622)	8
All other income (loss)	(339)	772	(1,135)	24

Total noninterest income	(431)	1,040	(1,503)	32

Total revenue, net of interest expense	3,168	2,996	292	(120)

Provision for credit losses	523	516	8	(1)
Noninterest expense	2,461	840	1,597	24

Income (loss) before income taxes	184	1,640	(1,313)	(143)
Income tax expense (benefit) (1)	69	608	(486)	(53)

Net income (loss)	$ 115	$ 1,032	$ (827)	$ (90)

Net interest yield (1)	2.01%	3.10%	1.55%	n/m
Return on average equity	0.78	18.29	(13.33)	n/m
Efficiency ratio (1)	77.68	28.04	n/m	n/m
Average - total loans and leases	$324,733	$248,764	$ 75,964	n/m
Average - total deposits	235,800	96,263	139,536	n/m
Period end - total assets (2)	791,962	274,014	492,274	n/m

	Three Months Ended December 31, 2007
	Total	Commercial	Corporate and Investment Bank	Other
Net interest income (1)	$ 3,434	$ 2,315	$ 1,261	$(142)
Noninterest income:
Service charges	760	384	376	—
Investment and brokerage services	222	8	214	—
Investment banking income	577	26	550	1
Trading account profits (losses)	(5,434)	(124)	(5,317)	7
All other income (loss)	(314)	431	(829)	84

Total noninterest income	(4,189)	725	(5,006)	92

Total revenue, net of interest expense	(755)	3,040	(3,745)	(50)

Provision for credit losses	268	302	(34)	—
Noninterest expense	3,352	1,253	1,967	132

Income (loss) before income taxes	(4,375)	1,485	(5,678)	(182)
Income tax expense (benefit) (1)	(1,633)	540	(2,105)	(68)

Net income (loss)	$ (2,742)	$ 945	$ (3,573)	$(114)

Net interest yield (1)	1.90%	3.75%	1.07%	n/m
Return on average equity	(20.32)	17.76	(65.59)	n/m
Efficiency ratio (1)	n/m	41.23	n/m	n/m
Average - total loans and leases	$325,721	$243,104	$ 82,609	n/m
Average - total deposits	236,254	97,362	138,892	n/m
Period end - total assets (2)	776,207	269,703	482,827	n/m

	Three Months Ended March 31, 2007
	Total	Commercial	Corporate and Investment Bank	Other
Net interest income (1)	$ 2,422	$ 1,626	$ 899	$(103)
Noninterest income:
Service charges	654	305	348	1
Investment and brokerage services	232	9	223	—
Investment banking income	703	15	687	1
Trading account profits (losses)	838	(2)	840	—
All other income	551	391	102	58

Total noninterest income	2,978	718	2,200	60

Total revenue, net of interest expense	5,400	2,344	3,099	(43)

Provision for credit losses	115	96	16	3
Noninterest expense	2,930	944	1,954	32

Income (loss) before income taxes	2,355	1,304	1,129	(78)
Income tax expense (benefit) (1)	878	487	420	(29)

Net income (loss)	$ 1,477	$ 817	$ 709	$ (49)

Net interest yield (1)	1.51%	3.35%	n/m	n/m
Return on average equity	14.41	19.78	16.25%	n/m
Efficiency ratio (1)	54.26	40.26	63.04	n/m
Average - total loans and leases	$247,898	$190,611	$ 57,726	n/m
Average - total deposits	208,561	87,277	121,284	n/m
Period end - total assets (2)	716,132	212,987	485,228	n/m

(1)	Fully taxable-equivalent basis
(2)	Total assets include asset allocations to match liabilities (i.e., deposits).

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	19

Bank of America Corporation and Subsidiaries

Global Corporate and Investment Banking - Business Lending Key Indicators

(Dollars in millions)

	First Quarter 2008	Fourth Quarter 2007	Third Quarter 2007	Second Quarter 2007	First Quarter 2007
Business lending revenue, net of interest expense
Corporate lending (1)	$ 324	$ 249	$ 156	$ 196	$ 179
Commercial lending	1,288	1,588	1,035	1,092	978
Consumer indirect lending	24	64	170	201	179

Total revenue, net of interest expense	$ 1,636	$ 1,901	$ 1,361	$ 1,489	$ 1,336

Business lending margin
Corporate lending	0.96%	0.77%	0.51%	0.97%	1.01%
Commercial lending	1.60	2.18	1.49	1.52	1.46
Consumer indirect lending	1.81	1.65	1.71	1.72	1.66

Provision for credit losses
Corporate lending	$10	$ (26)	$66	$ (3)	$ 5
Commercial lending	324	138	70	(5)	(16)
Consumer indirect lending	189	162	102	41	114

Total provision for credit losses	$ 523	$ 274	$ 238	$ 33	$ 103

Credit quality (2, 3, 4)

Utilized criticized exposure
Corporate lending	$ 3,242	$ 2,122	$ 1,538	$ 789	$ 929
	3.27%	2.45%	1.98%	1.02%	1.29%
Commercial lending	$ 17,349	$ 13,902	$ 8,006	$ 5,635	$ 5,509
	6.76%	5.64%	4.23%	3.12%	3.09%

Total utilized criticized exposure	$ 20,591	$ 16,024	$ 9,544	$ 6,424	$ 6,438
	5.79%	4.81%	3.58%	2.49%	2.57%
Nonperforming assets
Corporate lending	$ 150	$ 115	$ 269	$ 21	$ 33
	0.30%	0.24%	0.62%	0.06%	0.09%
Commercial lending	$ 2,600	$ 1,918	$ 777	$ 698	$ 574
	1.02%	0.78%	0.39%	0.36%	0.30%

Total nonperforming assets	$ 2,750	$ 2,033	$ 1,046	$ 719	$ 607
	0.91%	0.69%	0.43%	0.31%	0.26%
Average loans and leases by product
Commercial	$152,588	$149,874	$120,355	$115,814	$117,216
Leases	24,264	24,246	22,051	21,725	21,454
Foreign	21,466	22,042	17,430	14,977	14,456
Real estate	57,482	55,174	36,120	34,476	33,981
Consumer	38,765	39,614	40,956	40,792	39,489
Other	1,879	1,983	1,940	1,972	2,170

Total average loans and leases	$296,444	$292,933	$238,852	$229,756	$228,766

(1) Total corporate lending revenue	$ 324	$ 249	$ 156	$ 196	$ 179
Less: Impact of credit mitigation	69	7	(7)	(3)	(11)

Corporate lending revenues excluding credit mitigation	$ 255	$ 242	$ 163	$ 199	$ 190

(2)	Criticized exposure corresponds to the Special Mention, Substandard and Doubtful asset categories defined by regulatory authorities. The criticized exposure is on an end-of-period basis and are also shown as a percentage of total commercial utilized credit exposure, including loans and leases, standby letters of credit, and financial guarantees, derivative assets, and commercial letters of credit.
(3)	Nonperforming assets are on an end-of-period basis and defined as nonperforming loans and leases plus foreclosed properties. The nonperforming ratio is nonperforming assets divided by commercial loans and leases plus commercial foreclosed properties.
(4)	Criticized exposure related to the fair value option portfolio are not included. There are no nonperforming assets in the fair value portfolio.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	20

Bank of America Corporation and Subsidiaries

Global Corporate and Investment Banking - Capital Markets and Advisory Services Key Indicators

(Dollars in millions)

	First Quarter 2008	Fourth Quarter 2007	Third Quarter 2007	Second Quarter 2007	First Quarter 2007
Investment banking income
Advisory fees	$66	$112	$94	$110	$130
Debt underwriting	359	377	281	611	503
Equity underwriting	240	88	61	100	70

Total investment banking income	665	577	436	821	703

Sales and trading revenue
Fixed income:
Liquid products	744	580	562	543	413
Credit products	(523)	(420)	(833)	353	511
Structured products	(1,882)	(5,511)	(620)	495	317

Total fixed income	(1,661)	(5,351)	(891)	1,391	1,241
Equity income	348	198	244	435	421

Total sales and trading revenue	(1,313)	(5,153)	(647)	1,826	1,662

Total Capital Markets and Advisory Services market-based revenue (1)	$(648)	$(4,576)	$(211)	$2,647	$2,365

Balance sheet (average)
Trading account securities	$190,849	$188,925	$192,844	$185,839	$172,203
Reverse repurchases	56,184	51,266	52,436	70,821	66,476
Securities borrowed	78,839	84,399	81,404	92,056	97,795
Derivative assets	34,953	28,282	28,611	26,644	22,063

Total trading-related assets	$360,825	$352,872	$355,295	$375,360	$358,537

Sales credits from secondary trading
Liquid products	595	534	577	501	452
Credit products	281	279	352	341	302
Structured products	166	133	161	243	224
Equities	282	262	277	303	284

Total sales credits	1,324	1,208	1,367	1,388	1,262

Volatility of product revenues - 1 std dev
Liquid products	$28.4	$10.4	$16.3	$9.0	$9.1
Credit products	13.3	12.0	21.8	6.3	6.0
Structured products	14.0	408.1	33.5	7.2	7.6
Equities	20.3	7.3	16.3	6.3	4.9
Total volatility	61.3	405.5	54.9	16.2	14.8

(1)	Market-based revenue for the three months ended March 31, 2008, December 31, 2007, September 30, 2007 and June 30, 2007, excludes $27 million, $26 million, $22 million and $22 million, respectively, of net interest income on loans for which the fair value option has been elected.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	21

Bank of America Corporation and Subsidiaries

Global Corporate and Investment Banking Strategic Progress

Source: Thomson Financial except Syndicated Loans and Leveraged Loans from Loan Pricing Corporation. Ranked based on deal size.

(1)	M&A Announced Advisor Rankings

Highlights

•	Top 5 rankings in:

Convertible debt Leveraged loans Syndicated loans High-yield debt	Asset-backed securities Mortgage-backed securities Common stock underwriting Investment grade debt

•	Market share for convertible debt, asset-backed securities and investment grade debt for YTD 08 includes self-funded deals, market share without these deals was 9.2%, 7.8% and 10.1%, respectively.

This information is preliminary and based on company data available at the time of the presentation.	22

Bank of America Corporation and Subsidiaries

Special Purpose Entities Liquidity Exposure

(Dollars in millions)

	March 31, 2008
	VIEs (1)		QSPEs (2)	Total
	Consolidated	Unconsolidated	Unconsolidated
Corporation-sponsored multi-seller conduits	$14,722	$44,429	$ —	$ 59,151
Municipal bond trusts and corporate SPEs	5,422	2,770	7,301	15,493
Asset acquisition conduits	1,495	5,079	—	6,574
Collateralized debt obligation vehicles	—	6,193	—	6,193
Customer-sponsored conduits	—	1,688	—	1,688

Total liquidity exposure	$21,639	$60,159	$7,301	$ 89,099

	December 31, 2007
	VIEs (1)		QSPEs (2)	Total
	Consolidated	Unconsolidated	Unconsolidated
Corporation-sponsored multi-seller conduits	$16,984	$47,335	$—	$ 64,319
Municipal bond trusts and corporate SPEs	7,359	3,120	7,251	17,730
Asset acquisition conduits	1,623	6,399	—	8,022
Collateralized debt obligation vehicles	3,240	9,026	—	12,266
Customer-sponsored conduits	—	1,724	—	1,724

Total liquidity exposure	$29,206	$67,604	$7,251	$104,061

(1)	Variable interest entities (VIEs) are special purpose entities (SPEs) which lack sufficient equity at risk or whose equity investors do not have a controlling financial interest. In accordance with Financial Accounting Standards Board (FASB) Interpretation No. 46 (Revised December 2003), “Consolidation of Variable Interest Entities, an interpretation of ARB No. 51” (FIN 46R), a VIE is consolidated by the party known as the primary beneficiary that will absorb the majority of the expected losses or expected residual returns of the VIEs or both. For example, an entity that holds a majority of the subordinated debt or equity securities issued by a VIE, or protects other investors from loss through a guarantee or similar arrangement, may have to consolidate the VIE. The assets and liabilities of consolidated VIEs are recorded on the Corporation’s balance sheet.
(2)	Qualifying special purposes entities (QSPEs) are SPEs whose activities are strictly limited to holding and servicing financial assets and meet the requirements set forth in Statement of Financial Accounting Standards (SFAS) No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities – a replacement of FASB Statement No. 125” (SFAS 140). QSPEs are generally not required to be consolidated by any party. This table includes only those QSPEs to which we have liquidity exposure.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	23

Bank of America Corporation and Subsidiaries

Super Senior Collateralized Debt Obligation Exposure Rollforward

(Dollars in millions)

	December 31, 2007 Net Exposure	Paydowns /Liquidations / Other	First Quarter 2008 Net Writedowns (1)	Reclassifications (2)	March 31, 2008 Net Exposure
Super senior liquidity commitments
High grade	$ 5,166	$ (64)	$ (388)	$ (1,822)	$ 2,892
Mezzanine	358	—	—	—	358
CDOs-squared	2,227	(361)	(468)	(984)	414

Total super senior liquidity commitments	7,751	(425)	(856)	(2,806)	3,664

Other super senior exposure
High grade	2,125	(375)	(143)	1,822	3,429
Mezzanine	795	24	(324)	—	495
CDOs-squared	959	(36)	(210)	984	1,697

Total other super senior exposure	3,879	(387)	(677)	2,806	5,621

Losses on liquidated CDOs			(39)

Total super senior exposure	$ 11,630	$ (812)	$ (1,572)	$ —	$ 9,285

(1)	Net of insurance.
(2)	Represents CDO exposure that was reclassified from super senior liquidity commitments to other super senior exposure as the Corporation is no longer providing liquidity.

Super Senior Collateralized Debt Obligation Exposure

(Dollars in millions)

	Total CDO Exposure at March 31, 2008										Total CDO Net Exposure
	Subprime Exposure (1)					Non-Subprime Exposure (2)
	Gross	Insured	Net of Insured Amounts	Cumulative Writedowns (3)	Net Exposure	Gross	Insured	Net of Insured Amounts	Cumulative Writedowns (3)	Net Exposure	March 31 2008	December 31 2007
Super senior liquidity commitments
High grade	$ 1,800	$ (1,800)	$ —	$ —	$ —	$ 3,042	$ —	$ 3,042	$ (150)	$ 2,892	$ 2,892	$ 5,166
Mezzanine	363	—	363	(5)	358	—	—	—	—	—	358	358
CDOs-squared	988	—	988	(574)	414	—	—	—	—	—	414	2,227

Total super senior liquidity commitments	3,151	(1,800)	1,351	(579)	772	3,042	—	3,042	(150)	2,892	3,664	7,751
Other super senior exposure
High grade	6,242	(2,043)	4,199	(1,228)	2,971	1,192	(734)	458	—	458	3,429	2,125
Mezzanine	1,570	—	1,570	(1,075)	495	—	—	—	—	—	495	795
CDOs-squared	4,132	—	4,132	(2,435)	1,697	376	(376)	—	—	—	1,697	959

Total other super senior exposure	11,944	(2,043)	9,901	(4,738)	5,163	1,568	(1,110)	458	—	458	5,621	3,879

Losses on liquidated CDOs (4)				(121)

Total super senior exposure	$ 15,095	$ (3,843)	$ 11,252	$ (5,438)	$ 5,935	$ 4,610	$ (1,110)	$ 3,500	$ (150)	$ 3,350	$ 9,285	$ 11,630

(1)	Classified as subprime when subprime consumer real estate loans make up at least 35 percent of the ultimate underlying collateral.
(2)	Includes highly-rated collateralized loan obligations and commercial mortgage-backed securities super senior exposure.
(3)	Net of insurance.
(4)	At March 31, 2008, the Corporation held $242 million in assets acquired from liquidated CDO vehicles. During the first quarter of 2008, the Corporation recognized $25 million in writedowns on these assets.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	24

Bank of America Corporation and Subsidiaries

Global Wealth and Investment Management Segment Results (1, 2)

(Dollars in millions, except as noted)

	First Quarter 2008	Fourth Quarter 2007	Third Quarter 2007	Second Quarter 2007	First Quarter 2007
Net interest income (3)	$998	$989	$1,002	$949	$923
Noninterest income:
Investment and brokerage services	1,081	1,080	1,032	863	806
All other income (loss)	(157)	(319)	44	77	52

Total noninterest income	924	761	1,076	940	858

Total revenue, net of interest expense	1,922	1,750	2,078	1,889	1,781
Provision for credit losses	243	34	(29)	(13)	23
Noninterest expense	1,316	1,278	1,234	994	975

Income before income taxes	363	438	873	908	783
Income tax expense (3)	135	127	325	333	292

Net income	$228	$311	$548	$575	$491

Net interest yield (3)	2.73%	2.86%	3.10%	3.14%	3.18%
Return on average equity	7.92	10.87	20.30	26.30	22.61
Efficiency ratio (3)	68.49	73.02	59.37	52.65	54.75

Balance sheet
Average
Total loans and leases	$85,642	$82,809	$77,041	$67,962	$65,839
Total earning assets (4)	147,111	137,139	128,154	121,022	117,619
Total assets (4)	156,913	147,370	137,081	127,368	124,083
Total deposits	148,500	138,159	127,819	118,246	114,955
Allocated equity	11,570	11,345	10,700	8,769	8,802

Period end
Total loans and leases	$87,308	$84,600	$78,324	$69,217	$66,695
Total earning assets (4)	153,747	145,053	130,166	121,808	120,701
Total assets (4)	163,013	155,667	138,571	128,389	127,404
Total deposits	154,174	144,865	130,533	118,972	118,124

Client assets (5)
Assets under management	$607,521	$643,531	$709,955	$566,267	$547,448
Client brokerage assets (6)	213,743	222,661	217,916	213,711	209,106
Assets in custody	158,486	167,575	158,756	109,360	109,163
Less: Client brokerage assets and assets in custody included in assets under management	(88,755)	(87,071)	(87,386)	(80,784)	(73,793)

Total net client assets	$890,995	$946,696	$999,241	$808,554	$791,924

(1)	Global Wealth and Investment Management services clients through three primary businesses: U.S. Trust, Bank of America Private Wealth Management (U.S. Trust), Columbia Management, and Premier Banking and Investments. In addition, ALM/Other primarily includes the results of ALM activities.
(2)	In July 2007, the operations of the acquired U.S. Trust Corporation were combined with the former Private Bank creating U.S. Trust, Bank of America Private Wealth Management. The results of the combined business were reported for periods beginning on July 1, 2007. Prior to July 1, 2007, the results solely reflect that of the former Private Bank.
(3)	Fully taxable-equivalent basis
(4)	Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits).
(5)	In December 2007, the Corporation completed the sale of Marsico Capital Management, LLC (Marsico). Assets under management for the third, second and first quarters of 2007 include assets under management that were managed prior to the sale of Marsico of $59.5 billion (including $5.3 billion in eliminations), $53.7 billion (including $5.2 billion in eliminations) and $51.0 billion (including $5.2 billion in eliminations), respectively. Marsico’s results of operations for prior periods have been transferred to All Other as a liquidating business.
(6)	Client brokerage assets include non-discretionary brokerage and fee-based assets.

Certain	prior period amounts have been reclassified among the segments to conform to the current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	25

Bank of America Corporation and Subsidiaries

Global Wealth and Investment Management Business Results

(Dollars in millions)

	Three Months Ended March 31, 2008
	Total	U.S. Trust (1)	Columbia Management	Premier Banking and Investments (2)	ALM/ Other

Net interest income (3)	$ 998	$ 278	$ 2	$ 535	$183
Noninterest income:
Investment and brokerage services	1,081	379	398	258	46
All other income (loss)	(157)	18	(221)	48	(2)

Total noninterest income	924	397	177	306	44

Total revenue, net of interest expense	1,922	675	179	841	227
Provision for credit losses	243	3	—	240	—
Noninterest expense	1,316	504	305	436	71

Income (loss) before income taxes	363	168	(126)	165	156
Income tax expense (benefit) (3)	135	62	(47)	61	59

Net income (loss)	$ 228	$ 106	$ (79)	$ 104	$ 97

Net interest yield (3)	2.73%	2.33%	n/m	1.90%	n/m
Return on average equity	7.92	9.64	(44.72)%	21.26	n/m
Efficiency ratio (3)	68.49	74.68	n/m	51.84	n/m
Average - total loans and leases	$ 85,642	$47,929	n/m	$ 37,679	n/m
Average - total deposits	148,500	34,634	n/m	113,350	n/m
Period end - total assets (4)	163,013	52,729	$ 2,990	120,924	n/m

	Three Months Ended December 31, 2007
	Total	U.S. Trust (1)	Columbia Management	Premier Banking and Investments (2)	ALM/ Other
Net interest income (3)	$ 989	$ 295	$ 4	$ 644	$ 46
Noninterest income:
Investment and brokerage services	1,080	387	397	246	50
All other income (loss)	(319)	19	(385)	41	6

Total noninterest income	761	406	12	287	56

Total revenue, net of interest expense	1,750	701	16	931	102
Provision for credit losses	34	11	—	22	1
Noninterest expense	1,278	491	298	444	45

Income (loss) before income taxes	438	199	(282)	465	56
Income tax expense (benefit) (3)	127	74	(104)	172	(15)

Net income (loss)	$ 311	$ 125	$ (178)	$ 293	$ 71

Net interest yield (3)	2.86%	2.54%	n/m	2.42%	n/m
Return on average equity	10.87	12.18	(98.03)%	53.08	n/m
Efficiency ratio (3)	73.02	69.98	n/m	47.68	n/m
Average - total loans and leases	$ 82,809	$46,036	n/m	$ 36,737	n/m
Average - total deposits	138,159	31,641	n/m	105,907	n/m
Period end - total assets (4)	155,667	51,044	$ 1,943	113,329	n/m

	Three Months Ended March 31, 2007
	Total	U.S. Trust (1)	Columbia Management	Premier Banking and Investments (2)	ALM/ Other
Net interest income (3)	$ 923	$ 223	$ —	$ 658	$ 42
Noninterest income:
Investment and brokerage services	806	224	320	221	41
All other income (loss)	52	11	1	34	6

Total noninterest income	858	235	321	255	47

Total revenue, net of interest expense	1,781	458	321	913	89

Provision for credit losses	23	21	—	2	—
Noninterest expense	975	308	236	411	20

Income before income taxes	783	129	85	500	69
Income tax expense (3)	292	48	31	185	28

Net income	$ 491	$ 81	$ 54	$ 315	$ 41

Net interest yield (3)	3.18%	2.77%	n/m	2.86%	n/m
Return on average equity	22.61	21.94	43.40%	78.87	n/m
Efficiency ratio (3)	54.75	67.36	73.45	45.06	n/m
Average - total loans and leases	$ 65,839	$32,712	n/m	$ 33,111	n/m
Average - total deposits	114,955	21,372	n/m	93,544	n/m
Period end - total assets (4)	127,404	33,989	$ 1,887	98,137	n/m

(1)	In July 2007, the operations of the acquired U.S. Trust Corporation were combined with the former Private Bank creating U.S. Trust, Bank of America Private Wealth Management. The results of the combined business were reported for periods beginning on July 1, 2007. Prior to July 1, 2007, the results solely reflect that of the former Private Bank.
(2)	For the three months ended March 31, 2008, December 31, 2007 and March 31, 2007, a total of $7.1 billion, $2.4 billion and $3.6 billion of deposits were migrated to Global Wealth and Investment Management from Global Consumer and Small Business Banking.
(3)	Fully taxable-equivalent basis
(4)	Total assets include asset allocations to match liabilities (i.e., deposits).

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	26

Bank of America Corporation and Subsidiaries

Global Wealth and Investment Management - Key Indicators

(Dollars in millions, except as noted)

	First Quarter 2008	Fourth Quarter 2007	Third Quarter 2007	Second Quarter 2007	First Quarter 2007
Investment and Brokerage Services
U.S. Trust (1)
Asset management fees	$368	$379	$357	$242	$218
Brokerage income	11	8	8	8	6

Total	$379	$387	$365	$250	$224

Columbia Management
Asset management fees	$397	$397	$375	$333	$319
Brokerage income	1	—	1	1	1

Total	$398	$397	$376	$334	$320

Premier Banking and Investments
Asset management fees	$88	$81	$81	$73	$67
Brokerage income	170	165	162	167	154

Total	$258	$246	$243	$240	$221

ALM/Other
Asset management fees	$46	$50	$48	$39	$41
Brokerage income	—	—	—	—	—

Total	$46	$50	$48	$39	$41

Total Global Wealth and Investment Management
Asset management fees	$899	$907	$861	$687	$645
Brokerage income	182	173	171	176	161

Total investment and brokerage services	$1,081	$1,080	$1,032	$863	$806

Assets Under Management (2, 3)

Assets under management by business:
U.S. Trust (1)	$214,526	$225,209	$225,297	$144,054	$140,521
Columbia Management	409,064	439,053	511,996	453,092	438,651
Retirement and GWIM Client Solutions	48,655	42,814	44,512	27,043	25,481
Premier Banking and Investments	21,600	22,915	21,392	22,183	20,312
Eliminations (4)	(86,760)	(87,085)	(94,255)	(81,653)	(79,568)
International Wealth Management	436	625	1,013	1,548	2,051

Total assets under management	$607,521	$643,531	$709,955	$566,267	$547,448

Assets under management rollforward:
Beginning balance	$643,531	$709,955	$566,267	$547,448	$542,977
Net flows	(6,265)	(2,226)	18,066	7,763	1,668
Market valuation/other	(29,745)	(64,198)	125,622	11,056	2,803

Ending balance	$607,521	$643,531	$709,955	$566,267	$547,448

Assets under management mix:
Money market/other	$242,956	$246,213	$246,748	$213,481	$208,482
Fixed income	107,365	111,217	109,117	83,425	84,504
Equity	257,200	286,101	354,090	269,361	254,462

Total assets under management	$607,521	$643,531	$709,955	$566,267	$547,448

Client Brokerage Assets	$213,743	$222,661	$217,916	$213,711	$209,106

Premier Banking and Investments Metrics
Client facing associates
Number of client managers	2,572	2,548	2,505	2,498	2,525
Number of financial advisors	1,952	1,950	1,847	1,888	1,927
All other	1,157	1,079	1,020	1,094	1,218

Total client facing associates	5,681	5,577	5,372	5,480	5,670

Financial Advisor Productivity (5) (in thousands)	$118	$113	$116	$114	$102
Total client balances (6)	$309,687	$309,190	$299,275	$292,455	$288,138
Number of Households with Banking and Brokerage Relationships (in thousands)	283	277	267	256	248

U.S. Trust Metrics (1)
Client facing associates	4,055	4,201	3,911	2,105	2,144
Total client balances (6)	$362,425	$380,687	$360,864	$227,086	$222,414

Columbia Management Performance Metrics
# of 4 or 5 Star Funds by Morningstar	50	48	47	40	38
% of Assets Under Management in 4 or 5 Star Rated Funds (7)	69%	68%	55%	51%	58%

(1)	In July 2007, the operations of the acquired U.S. Trust Corporation were combined with the former Private Bank creating U.S. Trust, Bank of America Private Wealth Management. The results of the combined business were reported for periods beginning on July 1, 2007. Prior to July 1, 2007, the results solely reflect that of the former Private Bank.
(2)	The acquisition of LaSalle Bank Corporation contributed $7.5 billion to assets under management in fourth quarter 2007. The acquisition of U.S. Trust Corporation contributed $115.6 billion to assets under management in third quarter 2007. The sale of Marsico resulted in a $60.9 billion decrease in assets under management in fourth quarter 2007 (including a $5.3 billion reduction in eliminations).
(3)	In December 2007, the Corporation completed the sale of Marsico. Total assets under management for the third, second and first quarters of 2007 include assets under management that were managed prior to the sale of Marsico of $59.5 billion (including $5.3 billion in eliminations), $53.7 billion (including $5.2 billion in eliminations) and $51.0 billion (including $5.2 billion in eliminations), respectively. Marsico’s results of operations for prior periods have been transferred to All Other as a liquidating business.
(4)	The elimination of client brokerage assets and assets in custody that are also included in assets under management.
(5)	Financial advisor productivity is defined as full service gross production divided by average number of total financial advisors.
(6)	Client balances are defined as deposits, assets under management, client brokerage assets and other assets in custody.
(7)	Results shown are defined by Columbia Management’s calculation using Morningstar’s Overall Rating criteria for 4 & 5 star rating. The assets under management of the Columbia Funds that had a 4 & 5 star rating were totaled then divided by the assets under management of all the funds in the ranking.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	27

Bank of America Corporation and Subsidiaries

All Other Results (1)

(Dollars in millions)

	First Quarter 2008	Fourth Quarter 2007	Third Quarter 2007	Second Quarter 2007	First Quarter 2007
Net interest income (2)	$ (1,990)	$ (2,071)	$ (2,003)	$ (1,900)	$ (1,752)
Noninterest income:
Card income	664	680	739	676	721
Equity investment income	268	278	852	1,719	896
Gains on sales of debt securities	220	110	7	2	61
All other income (loss)	(255)	755	(220)	(145)	46

Total noninterest income	897	1,823	1,378	2,252	1,724

Total revenue, net of interest expense	(1,093)	(248)	(625)	352	(28)
Provision for credit losses (3)	(1,208)	(1,295)	(1,289)	(1,313)	(1,314)
Merger and restructuring charges	170	140	84	75	111
All other noninterest expense	109	12	(235)	(53)	406

Income (loss) before income taxes	(164)	895	815	1,643	769
Income tax expense (2)	59	105	205	579	154

Net income (loss)	$ (223)	$ 790	$ 610	$ 1,064	$ 615

Balance sheet
Average
Total loans and leases	$102,285	$105,917	$104,061	$101,096	$ 92,200
Total earning assets	269,971	279,021	238,209	213,792	204,302
Total assets	344,795	345,234	286,643	265,905	259,563
Total deposits	59,887	66,272	35,478	31,986	36,708
Period end
Total loans and leases	$ 96,516	$107,618	$102,003	$107,429	$ 97,085
Total earning assets	251,443	261,517	248,526	219,576	199,141
Total assets	344,290	340,799	300,410	270,903	248,738
Total deposits	59,511	68,674	35,975	31,688	29,654

(1)	All Other consists of equity investment activities including Principal Investing, Corporate Investments and Strategic Investments, the residual impact of the allowance for credit losses and the cost allocation processes, merger and restructuring charges, intersegment eliminations, and the results of certain businesses that are expected to be or have been sold or are in the process of being liquidated. All Other also includes certain amounts associated with ALM activities, including the residual impact of funds transfer pricing allocation methodologies, amounts associated with the change in the value of derivatives used as economic hedges of interest rate and foreign exchange rate fluctuations that do not qualify for SFAS No. 133 “Accounting for Derivative instruments and Hedging Activities, as amended” hedge accounting treatment, foreign exchange rate fluctuations related to SFAS No. 52, “Foreign Currency Translation” revaluation of foreign-denominated debt issuances, certain gains (losses) on sales of whole mortgage loans, and gains (losses) on sales of debt securities. All Other also includes adjustments to noninterest income and income tax expense to remove the FTE impact of items (primarily low-income housing tax credits) that have been grossed up within noninterest income to a FTE amount in the business segments. In addition, All Other includes the offsetting securitization impact to present Global Consumer and Small Business Banking on a managed basis. (See Exhibit A: Non-GAAP Reconciliations - All Other - Reconciliation on page 38).
(2)	Fully taxable-equivalent basis
(3)	Provision for credit losses represents the provision for credit losses in All Other combined with the Global Consumer and Small Business Banking securitization offset.

Components of Equity Investment Income

(Dollars in millions)

	First Quarter 2008	Fourth Quarter 2007	Third Quarter 2007	Second Quarter 2007	First Quarter 2007
Principal Investing	$ 12	$117	$275	$1,250	$ 575
Corporate and Strategic Investments	256	161	577	469	321

Total equity investment income included in All Other	268	278	852	1,719	896
Total equity investment income included in the business segments	786	39	52	110	118

Total consolidated equity investment income	$1,054	$317	$904	$1,829	$1,014

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	28

Bank of America Corporation and Subsidiaries

Outstanding Loans and Leases

(Dollars in millions)

	March 31 2008	December 31 2007	Increase (Decrease)
Consumer
Residential mortgage	$266,145	$274,949	$(8,804)
Credit card - domestic	60,393	65,774	(5,381)
Credit card - foreign	15,518	14,950	568
Home equity	118,381	114,820	3,561
Direct/Indirect consumer (1)	80,446	76,858	3,588
Other consumer (2)	3,746	3,850	(104)

Total consumer	544,629	551,201	(6,572)

Commercial
Commercial - domestic (3)	208,212	208,297	(85)
Commercial real estate (4)	62,739	61,298	1,441
Commercial lease financing	22,132	22,582	(450)
Commercial - foreign	31,101	28,376	2,725

Total commercial loans measured at historical cost	324,184	320,553	3,631
Commercial loans measured at fair value (5)	5,057	4,590	467

Total commercial	329,241	325,143	4,098

Total loans and leases	$873,870	$876,344	$(2,474)

(1)	Includes foreign consumer loans of $3.2 billion and $3.4 billion at March 31, 2008 and December 31, 2007.
(2)	Includes consumer finance loans of $2.9 billion and $3.0 billion, and other foreign consumer loans of $841 million and $829 million at March 31, 2008 and December 31, 2007.
(3)	Includes small business commercial - domestic loans of $20.1 billion and $19.6 billion at March 31, 2008 and December 31, 2007.
(4)	Includes domestic commercial real estate loans of $61.4 billion and $60.2 billion, and foreign commercial real estate loans of $1.3 billion and $1.1 billion at March 31, 2008 and December 31, 2007.
(5)	Certain commercial loans are measured at fair value in accordance with SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS 159) and include commercial - domestic loans of $3.9 billion and $3.5 billion, commercial - foreign loans of $949 million and $790 million, and commercial real estate loans of $240 million and $304 million at March 31, 2008 and December 31, 2007.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	29

Bank of America Corporation and Subsidiaries

Quarterly Average Loans and Leases by Business Segment

(Dollars in millions)

	First Quarter 2008
	Total Corporation	Global Consumer and Small Business Banking (1)	Global Corporate and Investment Banking	Global Wealth and Investment Management	All Other (1)
Consumer
Residential mortgage	$270,541	$ 32,797	$ 974	$34,338	$202,432
Credit card - domestic	63,277	151,829	—	—	(88,552)
Credit card - foreign	15,241	31,865	—	—	(16,624)
Home equity	116,562	86,854	898	24,125	4,685
Direct/Indirect consumer	78,941	36,188	38,768	5,259	(1,274)
Other consumer	3,813	845	11	—	2,957

Total consumer	548,375	340,378	40,651	63,722	103,624
Commercial
Commercial - domestic	212,394	20,019	172,538	20,442	(605)
Commercial real estate	62,202	1,124	59,698	1,397	(17)
Commercial lease financing	22,227	—	24,351	—	(2,124)
Commercial - foreign	30,463	1,480	27,495	81	1,407

Total commercial	327,286	22,623	284,082	21,920	(1,339)

Total loans and leases	$875,661	$363,001	$324,733	$85,642	$102,285

	Fourth Quarter 2007
	Total Corporation	Global Consumer and Small Business Banking (1)	Global Corporate and Investment Banking	Global Wealth and Investment Management	All Other (1)
Consumer
Residential mortgage	$277,058	$ 35,110	$ 999	$33,758	$207,191
Credit card - domestic	60,063	146,902	—	—	(86,839)
Credit card - foreign	14,329	31,509	—	—	(17,180)
Home equity	112,369	84,000	976	23,319	4,074
Direct/Indirect consumer	75,426	33,520	39,616	5,005	(2,715)
Other consumer	3,918	829	14	—	3,075

Total consumer	543,163	331,870	41,605	62,082	107,606
Commercial
Commercial - domestic	213,200	19,154	175,263	19,381	(598)
Commercial real estate	59,702	1,112	57,305	1,262	23
Commercial lease financing	22,239	—	24,359	—	(2,120)
Commercial - foreign	29,815	1,536	27,189	84	1,006

Total commercial	324,956	21,802	284,116	20,727	(1,689)

Total loans and leases	$868,119	$353,672	$325,721	$82,809	$105,917

	First Quarter 2007
	Total Corporation	Global Consumer and Small Business Banking (1)	Global Corporate and Investment Banking	Global Wealth and Investment Management	All Other (1)
Consumer
Residential mortgage	$246,618	$ 30,465	$ 1,875	$24,201	$190,077
Credit card - domestic	57,720	139,389	—	—	(81,669)
Credit card - foreign	11,133	28,003	—	—	(16,870)
Home equity	89,559	65,185	1,098	20,014	3,262
Direct/Indirect consumer	64,038	27,424	39,493	3,063	(5,942)
Other consumer	4,928	736	9	—	4,183

Total consumer	473,996	291,202	42,475	47,278	93,041
Commercial
Commercial - domestic	163,620	15,561	131,599	17,510	(1,050)
Commercial real estate	36,117	93	35,026	957	41
Commercial lease financing	19,651	—	21,478	—	(1,827)
Commercial - foreign	20,658	1,249	17,320	94	1,995

Total commercial	240,046	16,903	205,423	18,561	(841)

Total loans and leases	$714,042	$308,105	$247,898	$65,839	$ 92,200

(1)	Global Consumer and Small Business Banking is presented on a managed basis with a corresponding offset recorded in All Other.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	30

Bank of America Corporation and Subsidiaries

Commercial Credit Exposure by Industry (1, 2, 3)

(Dollars in millions)

	Commercial Utilized			Total Commercial Committed
	March 31 2008	December 31 2007	Increase (Decrease)	March 31 2008	December 31 2007	Increase (Decrease)
Real estate (4)	$81,102	$81,260	$(158)	$112,698	$111,742	$956
Diversified financials	43,065	37,872	5,193	92,839	86,118	6,721
Retailing	33,710	33,280	430	54,195	55,184	(989)
Capital goods	28,168	25,908	2,260	53,897	52,356	1,541
Government and public education	30,219	31,743	(1,524)	52,203	57,437	(5,234)
Healthcare equipment and services	25,512	24,337	1,175	42,253	40,962	1,291
Consumer services	25,141	23,382	1,759	40,744	38,650	2,094
Materials	24,329	22,176	2,153	39,695	38,717	978
Banks	24,774	21,261	3,513	38,339	35,323	3,016
Individuals and trusts	22,676	22,323	353	33,046	32,425	621
Commercial services and supplies	21,744	21,175	569	31,578	31,858	(280)
Food, beverage and tobacco	14,170	13,919	251	27,210	25,701	1,509
Energy	13,276	12,772	504	24,461	23,510	951
Media	8,092	7,901	191	20,024	19,343	681
Utilities	6,135	6,438	(303)	19,185	19,281	(96)
Transportation	13,020	12,803	217	19,003	18,824	179
Insurance	9,032	7,162	1,870	17,343	16,014	1,329
Religious and social organizations	8,462	8,208	254	11,187	10,982	205
Consumer durables and apparel	6,137	5,802	335	10,833	10,907	(74)
Telecommunication services	5,782	3,475	2,307	10,618	8,235	2,383
Technology hardware and equipment	4,427	4,615	(188)	10,191	10,239	(48)
Software and services	4,876	4,739	137	10,069	10,128	(59)
Pharmaceuticals and biotechnology	4,701	4,349	352	9,561	8,563	998
Automobiles and components	2,851	2,648	203	6,519	6,960	(441)
Food and staples retailing	2,638	2,732	(94)	4,943	5,318	(375)
Household and personal products	989	889	100	2,916	2,776	140
Semiconductors and semiconductor equipment	986	1,140	(154)	1,657	1,734	(77)
Other	8,143	8,407	(264)	8,763	8,505	258
Total commercial credit exposure by industry	$474,157	$452,716	$21,441	$805,970	$787,792	$18,178
Net credit default protection purchased on total commitments (5)				$(9,006)	$(7,146)

(1)	Includes loans and leases, standby letters of credit and financial guarantees, derivative assets, assets held-for-sale, commercial letters of credit, bankers’ acceptances, securitized assets, foreclosed properties and other collateral acquired. Derivative assets are reported on a mark-to-market basis and have been reduced by the amount of cash collateral applied of $20.3 billion and $12.8 billion at March 31, 2008 and December 31, 2007. In addition to cash collateral, derivative assets are also collateralized by $4.5 billion and $8.5 billion of primarily other marketable securities at March 31, 2008 and December 31, 2007 for which the credit risk has not been reduced.
(2)	Total commercial utilized and total commercial committed exposure includes loans and letters of credit measured at fair value in accordance with SFAS 159 and are comprised of loans outstanding of $5.1 billion and $4.6 billion and issued letters of credit at notional value of $1.3 billion and $1.1 billion at March 31, 2008 and December 31, 2007. In addition, total commercial committed exposure includes unfunded loan commitments at notional value of $19.0 billion and $19.8 billion at March 31, 2008 and December 31, 2007.
(3)	Includes small business commercial—domestic exposure.
(4)	Industries are viewed from a variety of perspectives to best isolate the perceived risks. For purposes of this table, the real estate industry is defined based upon the borrowers’ or counterparties’ primary business activity using operating cash flow and primary source of repayment as key factors.
(5)	Represents net notional credit protection purchased.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	31

Bank of America Corporation and Subsidiaries

Net Credit Default Protection by Maturity Profile

	March 31 2008	December 31 2007
Less than or equal to one year	2%	2%
Greater than one year and less than or equal to five years	75	67
Greater than five years	23	31
Total net credit default protection	100%	100%

Net Credit Default Protection by Credit Exposure Debt Rating (1)

(Dollars in millions)

	March 31, 2008		December 31, 2007
Ratings	Net Notional	Percent	Net Notional	Percent
AAA	$(19)	0.2%	$(13)	0.2%
AA	(109)	1.2	(92)	1.3
A	(2,986)	33.2	(2,408)	33.7
BBB	(3,989)	44.3	(3,328)	46.6
BB	(1,633)	18.1	(1,524)	21.3
B	(150)	1.7	(180)	2.5
CCC and below	(75)	0.8	(75)	1.0
NR (2)	(45)	0.5	474	(6.6)
Total net credit default protection	$(9,006)	100.0%	$(7,146)	100.0%

(1)	In order to mitigate the cost of purchasing credit protection, credit exposure can be added by selling credit protection. The distribution of debt rating for net notional credit default protection purchased is shown as a negative and the net notional credit protection sold is shown as a positive amount.
(2)	In addition to unrated names, “NR” did not have net credit default swap index positions at March 31, 2008 compared to $550 million at December 31, 2007. While index positions are principally investment grade, credit default swaps indices include names in and across each of the ratings categories.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	32

Bank of America Corporation and Subsidiaries

Selected Emerging Markets (1)

(Dollars in millions)

	Loans and Leases, and Loan Commitments	Other Financing (2)	Derivative Assets (3)	Securities/ Other Investments (4)	Total Cross–border Exposure (5)	Local Country Exposure Net of Local Liabilities (6)	Total Emerging Markets Exposure March 31, 2008	Increase (Decrease) from December 31, 2007
Region/Country
Asia Pacific
China (7)	$356	$47	$241	$14,790	$15,434	$—	$15,434	(1,606)
India	1,336	628	429	1,220	3,613	—	3,613	321
South Korea	178	817	379	2,224	3,598	—	3,598	(804)
Taiwan	328	51	107	140	626	539	1,165	98
Singapore	370	41	211	504	1,126	—	1,126	(166)
Hong Kong	421	63	150	143	777	—	777	(18)
Other Asia Pacific (8)	151	76	48	411	686	—	686	(1)
Total Asia Pacific	3,140	1,723	1,565	19,432	25,860	539	26,399	(2,176)
Latin America
Mexico (9)	1,421	248	65	2,910	4,644	—	4,644	206
Brazil (10)	659	188	26	2,696	3,569	224	3,793	106
Chile	568	37	1	15	621	8	629	(90)
Other Latin America (8)	248	198	5	73	524	151	675	28
Total Latin America	2,896	671	97	5,694	9,358	383	9,741	250
Middle East and Africa
Bahrain	119	9	39	403	570	—	570	423
South Africa	377	12	11	113	513	—	513	71
Other Middle East and Africa (8)	370	160	208	155	893	—	893	(459)
Total Middle East and Africa	866	181	258	671	1,976	—	1,976	35
Central and Eastern Europe (8)	66	206	100	110	482	—	482	58
Total emerging markets exposure	$6,968	$2,781	$2,020	$25,907	$37,676	$922	$38,598	(1,833)

(1)	There is no generally accepted definition of emerging markets. The definition that we use includes all countries in Asia Pacific excluding Japan, Australia and New Zealand; all countries in Latin America excluding Cayman Islands and Bermuda; all countries in Middle East and Africa; and all countries in Central and Eastern Europe excluding Greece. There was no emerging market exposure included in the portfolio measured at fair value in accordance with SFAS 159 at March 31, 2008 and December 31, 2007.
(2)	Includes acceptances, standby letters of credit, commercial letters of credit and formal guarantees.
(3)	Derivative assets are reported on a mark-to-market basis and have been reduced by the amount of cash collateral applied of $145 million and $57 million at March 31, 2008 and December 31, 2007. At March 31, 2008 and December 31, 2007 there were $10 million and $2 million of other marketable securities collateralizing derivative assets for which credit risk has not been reduced.
(4)	Generally, cross-border resale agreements are presented based on the domicile of the counterparty, consistent with Federal Financial Institutions Examination Council (FFIEC) reporting rules. Cross-border resale agreements where the underlying securities are U.S. Treasury securities, in which case the domicile is the U.S., are excluded from this presentation.
(5)	Cross-border exposure includes amounts payable to the Corporation by borrowers or counterparties with a country of residence other than the one in which the credit is booked, regardless of the currency in which the claim is denominated, consistent with FFIEC reporting rules.
(6)	Local country exposure includes amounts payable to the Corporation by borrowers with a country of residence in which the credit is booked, regardless of the currency in which the claim is denominated. Local funding or liabilities are subtracted from local exposures as allowed by the FFIEC. Total amount of available local liabilities funding local country exposure at March 31, 2008 was $22.3 billion compared to $21.6 billion at December 31, 2007. Local liabilities at March 31, 2008 in Asia Pacific and Latin America were $21.0 billion and $1.3 billion, of which $9.0 billion were in Hong Kong, $5.5 billion in Singapore, $2.7 billion in South Korea, $1.3 billion in China, $1.2 billion in Mexico, $1.1 billion in India, and $507 million in Taiwan. There were no other countries with available local liabilities funding local country exposure greater than $500 million.
(7)	Securities/Other Investments include an investment of $14.5 billion in China Construction Bank (CCB).
(8)	No country included in Other Asia Pacific, Other Latin America, Other Middle East and Africa, or Central and Eastern Europe had total foreign exposure of more than $500 million.
(9)	Securities/Other Investments include an investment of $2.7 billion in Grupo Financiero Santander, S.A.
(10)	Securities/Other Investments include an investment of $2.6 billion in Banco Itaú Holding Financeira S.A.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	33

Bank of America Corporation and Subsidiaries

Nonperforming Assets

(Dollars in millions)

	March 31 2008	December 31 2007	September 30 2007	June 30 2007	March 31 2007
Residential mortgage	$2,576	$1,999	$1,176	$867	$732
Home equity	1,786	1,340	764	496	363
Direct/Indirect consumer	6	8	6	3	2
Other consumer	91	95	94	94	133

Total consumer	4,459	3,442	2,040	1,460	1,230

Commercial - domestic (1)	996	860	638	392	395
Commercial real estate	1,627	1,099	352	280	189
Commercial lease financing	44	33	29	27	21
Commercial - foreign	54	19	16	17	29

	2,721	2,011	1,035	716	634
Small business commercial - domestic	153	144	105	108	106

Total commercial	2,874	2,155	1,140	824	740

Total nonperforming loans and leases	7,333	5,597	3,180	2,284	1,970
Foreclosed properties	494	351	192	108	89

Total nonperforming assets (2, 3)	$7,827	$5,948	$3,372	$2,392	$2,059

Loans past due 90 days or more and still accruing (3, 4)	$4,160	$3,736	$2,955	$2,798	$2,870
Nonperforming assets/Total assets (5)	0.45%	0.35%	0.21%	0.16%	0.14%
Nonperforming assets/Total loans, leases and foreclosed properties (5)	0.90	0.68	0.43	0.32	0.29
Nonperforming loans and leases/Total loans and leases outstanding measured at historical cost (5)	0.84	0.64	0.40	0.30	0.27
Allowance for credit losses:
Allowance for loan and lease losses	$14,891	$11,588	$9,535	$9,060	$8,732
Reserve for unfunded lending commitments	507	518	392	376	374

Total allowance for credit losses	$15,398	$12,106	$9,927	$9,436	$9,106

Allowance for loan and lease losses/Total loans and leases outstanding measured at historical cost (5)	1.71%	1.33%	1.21%	1.20%	1.21%
Allowance for loan and lease losses/Total nonperforming loans and leases measured at historical cost	203	207	300	397	443
Commercial utilized criticized exposure (6)	$22,733	$17,553	$10,820	$7,187	$7,119
Commercial utilized criticized exposure/Commercial utilized exposure (6)	5.15%	4.17%	3.05%	2.17%	2.24%

(1)	Excludes small business commercial—domestic loans.
(2)	Balances do not include nonperforming loans held-for-sale included in other assets of $327 million, $188 million, $93 million, $73 million and $94 million at March 31, 2008, December 31, 2007, September 30, 2007, June 30, 2007 and March 31, 2007, respectively.
(3)	Balances do not include loans measured at fair value in accordance with SFAS 159. At March 31, 2008, December 31, 2007, September 30, 2007, June 30, 2007 and March 31, 2007 there were no nonperforming loans or loans past due 90 days or more and still accruing interest measured at fair value in accordance with SFAS 159.
(4)	Balances do not include loans held-for-sale past due 90 days or more and still accruing interest included in other assets of $69 million, $79 million and $8 million at March 31, 2008, December 31, 2007 and September 30, 2007, respectively.
(5)	Ratios do not include loans measured at fair value in accordance with SFAS 159 of $5.1 billion, $4.6 billion, $4.5 billion, $3.6 billion and $3.9 billion at March 31, 2008, December 31, 2007, September 30, 2007, June 30, 2007 and March 31, 2007, respectively.
(6)	Criticized exposure and ratios exclude assets held-for-sale and exposure measured at fair value in accordance with SFAS 159. Including assets held-for-sale and commercial loans measured at fair value, the ratios would have been 6.12 percent, 4.77 percent, 3.65 percent, 2.25 percent and 2.41 percent at March 31, 2008, December 31, 2007, September 30, 2007, June 30, 2007 and March 31, 2007, respectively.

Loans are classified as domestic or foreign based upon the domicile of the borrower.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	34

Bank of America Corporation and Subsidiaries

Quarterly Net Charge-offs/Losses and Net Charge-off/Loss Ratios (1, 2)

(Dollars in millions)

	First Quarter 2008		Fourth Quarter 2007		Third Quarter 2007		Second Quarter 2007		First Quarter 2007
Held Basis	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Residential mortgage	$66	0.10%	$27	0.04%	$13	0.02%	$11	0.02%	$6	0.01%
Credit card - domestic	847	5.39	738	4.87	712	4.91	807	5.76	806	5.66
Credit card - foreign	109	2.87	108	2.99	96	3.19	86	2.88	88	3.22
Home equity	496	1.71	179	0.63	50	0.20	28	0.12	17	0.08
Direct/Indirect consumer	555	2.83	456	2.40	353	1.91	285	1.67	279	1.77
Other consumer	86	9.15	96	9.75	78	7.64	56	5.44	48	3.95

Total consumer	2,159	1.58	1,604	1.17	1,302	0.99	1,273	1.03	1,244	1.06

Commercial - domestic (3)	82	0.17	64	0.13	11	0.03	29	0.08	24	0.06
Commercial real estate	107	0.70	17	0.12	28	0.28	(1)	(0.01)	3	0.03
Commercial lease financing	15	0.27	17	0.31	(3)	(0.07)	(11)	(0.21)	(1)	(0.03)
Commercial - foreign	(7)	(0.10)	2	0.03	(4)	(0.06)	6	0.10	(3)	(0.05)

	197	0.26	100	0.13	32	0.05	23	0.04	23	0.04
Small business commercial - domestic	359	7.21	281	5.82	239	5.38	199	4.80	160	4.20

Total commercial	556	0.69	381	0.47	271	0.42	222	0.37	183	0.31

Total net charge-offs	$2,715	1.25	$1,985	0.91	$1,573	0.80	$1,495	0.81	$1,427	0.81

By Business Segment
Global Consumer and Small Business Banking (4)	$3,686	4.08%	$3,033	3.40%	$2,687	3.21%	$2,662	3.37%	$2,433	3.20%
Global Corporate and Investment Banking	329	0.41	214	0.26	114	0.17	74	0.12	102	0.17
Global Wealth and Investment Management	52	0.24	28	0.13	16	0.08	4	0.03	18	0.11
All Other (4)	(1,352)	(5.32)	(1,290)	(4.83)	(1,244)	(4.74)	(1,245)	(4.94)	(1,126)	(4.95)

Total net charge-offs	$2,715	1.25	$1,985	0.91	$1,573	0.80	$1,495	0.81	$1,427	0.81

Supplemental managed basis data
Credit card - domestic	$2,068	5.48%	$1,816	4.90%	$1,707	4.76%	$1,786	5.17%	$1,651	4.80%
Credit card - foreign	304	3.84	322	4.06	317	4.24	313	4.31	302	4.37

Total credit card managed net losses	$2,372	5.19	$2,138	4.75	$2,024	4.67	$2,099	5.02	$1,953	4.73

Total commercial	556	0.69	381	0.47	271	0.42	222	0.37	183	0.31
Total managed losses	4,140	1.69	3,306	1.34	2,839	1.27	2,766	1.31	2,572	1.26

(1)	Net charge-off/loss ratios are calculated as annualized held net charge-offs or managed net losses divided by average outstanding held or managed loans and leases measured at historical cost during the period for each loan and lease category.
(2)	Net charge-offs include the impact of SOP 03-3 which decreased net charge-offs on residential mortgage $2 million, home equity $3 million, commercial - domestic $6 million and commercial real estate $8 million for the quarter ended March 31, 2008; and on residential mortgage $2 million, home equity $8 million, direct/indirect consumer $2 million, commercial - domestic $34 million, commercial real estate $27 million and commercial lease financing $2 million for the quarter ended December 31, 2007. The impact of SOP 03-3 was not material for the quarters ended September 30, 2007, June 30, 2007 and March 31, 2007. Refer to Exhibit A on page 39 for a reconciliation of net charge-offs and net charge-off ratios to the net charge-offs and net charge-off ratios excluding the impact of SOP 03-3.
(3)	Excludes small business commercial - domestic loans.
(4)	Global Consumer and Small Business Banking is presented on a managed basis, specifically Card Services. The securitization offset is included within All Other.

Loans are classified as domestic or foreign based upon the domicile of the borrower.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	35

Bank of America Corporation and Subsidiaries

Allocation of the Allowance for Credit Losses by Product Type

(Dollars in millions)

	March 31 2008		December 31 2007		March 31 2007
Allowance for loan and lease losses	Amount	Percent of loans and leases outstanding (1)	Amount	Percent of loans and leases outstanding (1)	Amount	Percent of loans and leases outstanding (1)
Residential mortgage	$ 394	0.15%	$ 207	0.08%	$ 252	0.10%
Credit card - domestic	3,182	5.27	2,919	4.44	2,959	5.43
Credit card - foreign	472	3.04	441	2.95	328	2.87
Home equity	2,549	2.15	963	0.84	143	0.16
Direct/Indirect consumer	2,485	3.09	2,077	2.70	1,490	2.26
Other consumer	162	4.30	151	3.91	188	4.38

Total consumer	9,244	1.70	6,758	1.23	5,360	1.11

Commercial - domestic (2)	3,878	1.86	3,194	1.53	2,253	1.41
Commercial real estate	1,206	1.92	1,083	1.77	592	1.64
Commercial lease financing	227	1.03	218	0.97	182	0.91
Commercial - foreign	336	1.08	335	1.18	345	1.66

Total commercial (3)	5,647	1.74	4,830	1.51	3,372	1.42

Allowance for loan and lease losses	14,891	1.71	11,588	1.33	8,732	1.21
Reserve for unfunded lending commitments	507		518		374

Allowance for credit losses	$15,398		$12,106		$9,106

(1)	Ratios are calculated as allowance for loan and lease losses as a percentage of loans and leases outstanding measured at historical cost for each loan and lease category. Ratios do not include certain commercial loans measured at fair value in accordance with SFAS 159 . Loans measured at fair value include commercial - domestic loans of $3.9 billion, $3.5 billion and $2.7 billion, commercial - foreign loans of $949 million, $790 million and $932 million, and commercial real estate loans of $240 million, $304 million and $179 million at March 31, 2008, December 31, 2007 and March 31, 2007.
(2)	Includes allowance for small business commercial - domestic loans of $2.0 billion, $1.4 billion and $681 million at March 31, 2008, December 31, 2007 and March 31, 2007.
(3)	Includes allowance for loan and lease losses for impaired commercial loans of $242 million, $123 million and $57 million at March 31, 2008, December 31, 2007 and March 31, 2007.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	36

Exhibit A: Non-GAAP Reconciliations

Bank of America Corporation and Subsidiaries

Global Consumer and Small Business Banking - Reconciliation

(Dollars in millions)

	First Quarter 2008			Fourth Quarter 2007
	Managed Basis (1)	Securitization Impact (2)	Held Basis	Managed Basis (1)	Securitization Impact (2)	Held Basis
Net interest income (3)	$7,684	$(2,055)	$5,629	$7,462	$(2,071)	$5,391
Noninterest income:
Card income	2,725	704	3,429	2,625	828	3,453
Service charges	1,566	—	1,566	1,624	—	1,624
Mortgage banking income	656	—	656	490	—	490
All other income	675	(65)	610	374	(67)	307

Total noninterest income	5,622	639	6,261	5,113	761	5,874

Total revenue, net of interest expense	13,306	(1,416)	11,890	12,575	(1,310)	11,265
Provision for credit losses	6,452	(1,416)	5,036	4,303	(1,310)	2,993
Noninterest expense	5,139	—	5,139	5,495	—	5,495

Income before income taxes	1,715	—	1,715	2,777	—	2,777
Income tax expense (3)	625	—	625	868	—	868

Net income	$1,090	$—	$1,090	$1,909	$—	$1,909

Balance sheet
Average - total loans and leases	$363,001	$(105,176)	$257,825	$353,672	$(105,091)	$248,581
Period end - total loans and leases	364,279	(107,847)	256,432	359,952	(102,967)	256,985

	Third Quarter 2007			Second Quarter 2007
	Managed Basis (1)	Securitization Impact (2)	Held Basis	Managed Basis (1)	Securitization Impact (2)	Held Basis
Net interest income (3)	$7,252	$(2,085)	$5,167	$7,109	$(1,981)	$5,128
Noninterest income:
Card income	2,587	896	3,483	2,596	793	3,389
Service charges	1,519	—	1,519	1,488	—	1,488
Mortgage banking income	244	—	244	297	—	297
All other income	371	(70)	301	331	(74)	257

Total noninterest income	4,721	826	5,547	4,712	719	5,431

Total revenue, net of interest expense	11,973	(1,259)	10,714	11,821	(1,262)	10,559
Provision for credit losses	3,121	(1,259)	1,862	3,094	(1,262)	1,832
Noninterest expense	4,962	—	4,962	4,902	—	4,902

Income before income taxes	3,890	—	3,890	3,825	—	3,825
Income tax expense (3)	1,440	—	1,440	1,398	—	1,398

Net income	$2,450	$—	$2,450	$2,427	$—	$2,427

Balance sheet
Average—total loans and leases	$331,656	$(104,317)	$227,339	$317,246	$(101,905)	$215,341
Period end—total loans and leases	337,783	(103,542)	234,241	324,452	(102,752)	221,700

	First Quarter 2007
	Managed Basis (1)	Securitization Impact (2)	Held Basis
Net interest income (3)	$7,004	$(1,890)	$5,114
Noninterest income:
Card income	2,381	839	3,220
Service charges	1,377	—	1,377
Mortgage banking income	302	—	302
All other income	267	(77)	190

Total noninterest income	4,327	762	5,089

Total revenue, net of interest expense	11,331	(1,128)	10,203
Provision for credit losses	2,411	(1,128)	1,283
Noninterest expense	4,675	—	4,675

Income before income taxes	4,245	—	4,245
Income tax expense (3)	1,573	—	1,573

Net income	$2,672	$—	$2,672

Balance sheet
Average—total loans and leases	$308,105	$(101,776)	$206,329
Period end—total loans and leases	309,992	(102,363)	207,629

(1)	Provision for credit losses represents provision for credit losses on held loans combined with realized credit losses associated with the securitized loan portfolio.
(2)	The securitization impact on net interest income is on a funds transfer pricing methodology consistent with the way funding costs are allocated to the businesses.
(3)	Fully taxable-equivalent basis

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

The Corporation reports its Global Consumer and Small Business Banking’s results, specifically Card Services, on a managed basis. This basis of presentation excludes the Corporation’s securitized mortgage and home equity portfolios for which the Corporation retains servicing. Reporting on a managed basis is consistent with the way that management evaluates the results of Global Consumer and Small Business Banking. Managed basis assumes that securitized loans were not sold and presents earnings on these loans in a manner similar to the way loans that have not been sold (i.e., held loans) are presented. Loan securitization is an alternative funding process that is used by the Corporation to diversify funding sources. Loan securitization removes loans from the Consolidated Balance Sheet through the sale of loans to an off-balance sheet qualified special purpose entity which is excluded from the Corporation’s Consolidated Financial Statements in accordance with accounting principles generally accepted in the United States (GAAP).

The performance of the managed portfolio is important in understanding Global Consumer and Small Business Banking’s and Card Services’ results as it demonstrates the results of the entire portfolio serviced by the business. Securitized loans continue to be serviced by the business and are subject to the same underwriting standards and ongoing monitoring as held loans. In addition, retained excess servicing income is exposed to similar credit risk and repricing of interest rates as held loans. Global Consumer and Small Business Banking’s managed income statement line items differ from a held basis reported as follows:

•	Managed net interest income includes Global Consumer and Small Business Banking’s net interest income on held loans and interest income on the securitized loans less the internal funds transfer pricing allocation related to securitized loans.

•	Managed noninterest income includes Global Consumer and Small Business Banking’s noninterest income on a held basis less the reclassification of certain components of card income (e.g., excess servicing income) to record managed net interest income and provision for credit losses. Noninterest income, both on a held and managed basis, also includes the impact of adjustments to the interest-only strip that are recorded in card income as management continues to manage this impact within Global Consumer and Small Business Banking.

•	Provision for credit losses represents the provision for credit losses on held loans combined with realized credit losses associated with the securitized loan portfolio.

This information is preliminary and based on company data available at the time of the presentation.	37

Exhibit A: Non-GAAP Reconciliations - continued

Bank of America Corporation and Subsidiaries

All Other - Reconciliation

(Dollars in millions)

	First Quarter 2008			Fourth Quarter 2007
	Reported Basis (1)	Securitization Offset (2)	As Adjusted	Reported Basis (1)	Securitization Offset (2)	As Adjusted
Net interest income (3)	$ (1,990)	$ 2,055	$ 65	$ (2,071)	$ 2,071	$ —
Noninterest income:
Card income	664	(704)	(40)	680	(828)	(148)
Equity investment income	268	—	268	278	—	278
Gains on sales of debt securities	220	—	220	110	—	110
All other income (loss)	(255)	65	(190)	755	67	822

Total noninterest income	897	(639)	258	1,823	(761)	1,062

Total revenue, net of interest expense	(1,093)	1,416	323	(248)	1,310	1,062

Provision for credit losses	(1,208)	1,416	208	(1,295)	1,310	15
Merger and restructuring charges	170	—	170	140	—	140
All other noninterest expense	109	—	109	12	—	12

Income (loss) before income taxes	(164)	—	(164)	895	—	895
Income tax expense (3)	59	—	59	105	—	105

Net income (loss)	$ (223)	$ —	$ (223)	$ 790	$ —	$ 790

Balance sheet
Average - total loans and leases	$102,285	$105,176	$207,461	$105,917	$105,091	$211,008
Period end - total loans and leases	96,516	107,847	204,363	107,618	102,967	210,585

	Third Quarter 2007			Second Quarter 2007
	Reported Basis (1)	Securitization Offset (2)	As Adjusted	Reported Basis (1)	Securitization Offset (2)	As Adjusted
Net interest income (3)	$ (2,003)	$ 2,085	$ 82	$ (1,900)	$ 1,981	$ 81
Noninterest income:
Card income	739	(896)	(157)	676	(793)	(117)
Equity investment income	852	—	852	1,719	—	1,719
Gains on sales of debt securities	7	—	7	2	—	2
All other income (loss)	(220)	70	(150)	(145)	74	(71)

Total noninterest income	1,378	(826)	552	2,252	(719)	1,533

Total revenue, net of interest expense	(625)	1,259	634	352	1,262	1,614

Provision for credit losses	(1,289)	1,259	(30)	(1,313)	1,262	(51)
Merger and restructuring charges	84	—	84	75	—	75
All other noninterest expense	(235)	—	(235)	(53)	—	(53)

Income before income taxes	815	—	815	1,643	—	1,643
Income tax expense (3)	205	—	205	579	—	579

Net income	$ 610	$ —	$ 610	$ 1,064	$ —	$ 1,064

Balance sheet
Average - total loans and leases	$104,061	$104,317	$208,378	$101,096	$101,905	$203,001
Period end - total loans and leases	102,003	103,542	205,545	107,429	102,752	210,181

	First Quarter 2007
	Reported Basis (1)	Securitization Offset (2)	As Adjusted
Net interest income (3)	$(1,752)	$ 1,890	$ 138
Noninterest income:
Card income	721	(839)	(118)
Equity investment income	896	—	896
Gains on sales of debt securities	61	—	61
All other income	46	77	123

Total noninterest income	1,724	(762)	962

Total revenue, net of interest expense	(28)	1,128	1,100

Provision for credit losses	(1,314)	1,128	(186)
Merger and restructuring charges	111	—	111
All other noninterest expense	406	—	406

Income before income taxes	769	—	769
Income tax expense (3)	154	—	154

Net income	$ 615	$ —	$ 615

Balance sheet
Average - total loans and leases	$92,200	$101,776	$193,976
Period end - total loans and leases	97,085	102,363	199,448

(1)	Provision for credit losses represents provision for credit losses in All Other combined with the Global Consumer and Small Business Banking securitization offset.
(2)	The securitization offset on net interest income is on a funds transfer pricing methodology consistent with the way funding costs are allocated to the businesses.
(3)	Fully taxable-equivalent basis

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	38

Exhibit A: Non-GAAP Reconciliations – continued

Reconciliation of Net Charge-offs and Net Charge-off Ratios to Net Charge-offs and Net Charge-off Ratios Excluding the Impact of SOP 03-3 (1, 2)

Net Charge-offs and Net Charge-off Ratios As Reported

	First Quarter 2008		Fourth Quarter 2007
(Dollars in millions)	Amount	Percent	Amount	Percent
Residential mortgage	$ 66	0.10%	$ 27	0.04%
Credit card - domestic	847	5.39	738	4.87
Credit card - foreign	109	2.87	108	2.99
Home equity	496	1.71	179	0.63
Direct/Indirect consumer	555	2.83	456	2.40
Other consumer	86	9.15	96	9.75

Total consumer	2,159	1.58	1,604	1.17

Commercial - domestic	82	0.17	64	0.13
Commercial real estate	107	0.70	17	0.12
Commercial lease financing	15	0.27	17	0.31
Commercial - foreign	(7)	(0.10)	2	0.03

	197	0.26	100	0.13
Small business commercial - domestic	359	7.21	281	5.82

Total commercial	556	0.69	381	0.47

Total net charge-offs	$2,715	1.25	$1,985	0.91

Impact of SOP 03-3
Residential mortgage	$ 2		$ 2
Credit card - domestic	—		—
Credit card - foreign	—		—
Home equity	3		8
Direct/Indirect consumer	—		2
Other consumer	—		—

Total consumer	5		12

Commercial - domestic	6		34
Commercial real estate	8		27
Commercial lease financing	—		2
Commercial - foreign	—		—

	14		63
Small business commercial - domestic	—		—

Total commercial	14		63

Total net charge-offs	$ 19		$75

Net Charge-offs and Net Charge-off Ratios Excluding the Impact of SOP 03-3

Residential mortgage	$ 68	0.10%	$ 29	0.04%
Credit card - domestic	847	5.39	738	4.87
Credit card - foreign	109	2.87	108	2.99
Home equity	499	1.72	187	0.66
Direct/Indirect consumer	555	2.83	458	2.41
Other consumer	86	9.15	96	9.75

Total consumer	2,164	1.59	1,616	1.18

Commercial - domestic	88	0.19	98	0.20
Commercial real estate	115	0.75	44	0.30
Commercial lease financing	15	0.27	19	0.34
Commercial - foreign	(7)	(0.10)	2	0.03

	211	0.28	163	0.22
Small business commercial - domestic	359	7.21	281	5.82

Total commercial	570	0.71	444	0.55

Total net charge-offs	$2,734	1.26	$2,060	0.95

(1)	Net charge-off ratios are calculated as annualized net charge-offs divided by average outstanding loans and leases measured at historical cost during the period for each loan category. The impact of SOP 03-3 on average outstanding loans and leases for the three months ended March 31, 2008 and December 31, 2007 was not material.
(2)	The impact of SOP 03-3 was not material for the three months ended March 31, 2007, June 30, 2007 and September 30, 2007.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	39

Appendix: Selected Slides from the

First Quarter 2008 Earnings Release Presentation

This information is preliminary and based on company data available at the time of the presentation.	40

Key Capital Markets Risk Exposures

($ in millions) Exposures

3/31/2008 12/31/2007

Leveraged lending related: Unfunded Commitments $ 3,893 $ 12,207

Funded Commitments 9,550 6,085

Net Writedown (439) (41)

CMBS related:

Unfunded Commitments 784 2,217

Funded Commitments 11,144 13,583

Net Writedown (191) (134)

Super Senior CDO and other subprime related:

Super senior subprime, net of insurance 5,935 8,176

Super senior nonsubprime, net of insurance 3,350 3,454

Subprime related warehouse and trading 472 593

Net Writedown (1,465) (5,281)

Bank of America

Other Capital Markets Positions

($ in millions)

Leverage Lending Related

Unfunded Funded Exposures 12/31/07 $ 12,207 $ 6,085 New 3,349, 3,849 Syndicated (6,195) (449) Funded and not syndicated (3,838) -Terminated commitments (1,630) -Other (403) 65 Exposures 3/31/08 $ 3,893 $ 9,550

Net writedowns $ 4 $ (443)

CMBS Related

Unfunded Funded Exposures 12/31/07 $ 2,217 $ 13,583 Funded/Originated (1,249) 1,162 Sales/Paydowns/Rate Lock Unwinds (184) (3,376) Q1 Transfer In/Change in Unrealized - (225) Exposures 3/31/08 $ 784 $ 11,144

Net writedowns $ - $ (191)

1Q08 Highlights: Leveraged Lending

Unfunded commitments dropped $8.3 billion from 12/31/07 while the funded positions increased $3.5 billion. Total market exposure decreased $4.8 billion to $13.4 billion.

Writedowns, net of fees, in 1Q08 were $439 million.

Sold roughly $1.3 billion after quarter-end slightly above marks

CMBS

Funded exposures declined $2.4 billion to $11.1 billion.

–$ 8.7 billion is primarily related to floating rate acquisition related financings

– Remainder is primarily fixed-rate conduit type product

Writedowns, net of hedge gains, in 1Q08 were $191 million.

Bank of America

Consumer Asset Quality Key Indicators

($ in millions)

Credit Card (Held) Home Equity Residential Mortgage Other1 Total Consumer 1Q08 4Q07 1Q08 4Q07 1Q08 4Q07 1Q08 4Q07 1Q08 4Q07

Loans EOP $ 75,911 $ 80,724 $118,381 $114,820 $266,145 $274,949 $ 84,192 $ 80,708 $544,629 $551,201 Loans Avg 78,518 74,392 116,562 112,369 270,541 277,058 82,754 79,344 548,375 543,163

Net charge-offs $ 956 $ 846 $ 496 $ 179 $ 66 $ 27 $ 641 $ 552 $ 2,159 $ 1,604 % of avg loans 4.90% 4.51% 1.71% 0.63% 0.10% 0.04% 3.11% 2.76% 1.58% 1.17%

90 Performing DPD $ 2,056 $ 2,127 N/A N/A $ 248 $ 237 $ 863 $ 749 $ 3,167 $ 3,113 % of Loans 2.71% 2.63 % N/A N/A 0.09% 0.09% 1.03% 0.93% 0.58% 0.56%

Nonperforming loans N/A N/A $ 1,786 $ 1,340 $ 2,576 $ 1,999 $ 97 $ 103 $ 4,459 $ 3,442 % of Loans N/A N/A 1.51% 1.17% 0.97% 0.73% 0.12% 0.13% 0.82% 0.62%

Allowance for loan losses $ 3,654 $ 3,360 $ 2,549 $ 963 $ 394 $ 207 $ 2,647 $ 2,228 $ 9,244 $ 6,758 % of Loans 4.81% 4.16% 2.15% 0.84% 0.15% 0.08% 3.14% 2.76% 1.70% 1.23%

Avg. refreshed (C)LTV N/A N/A 74 70 62 61 N/A N/A N/A N/A

90%+ refreshed (C)LTV N/A N/A 26 21 10 8 N/A N/A N/A N/A 2 Avg. refreshed FICO 685 688 718 722 733 737 N/A N/A N/A N/A

2

% below 620 FICO 16% 15% 10% 8% 6% 5 % N/A N/A N/A N/A

1 Other primarily consists of the following portfolios of loans: Unsecured lending, dealer financial services, marine and RV

2 Credit card shown on a managed, domestic basis.

Bank of America

Concentrations in Housing Depressed States Driving Home Equity Losses

California and Florida, franchise originated, combined represent:

- 39% of the portfolio balance

- 46% of delinquencies

- 51% of charge-offs

California, Florida, Nevada, Arizona and Virginia have experienced a disproportionately higher share of charge-offs and delinquencies relative to share of portfolio balance.

30day+ Nonperforming

EOP % of Total performing as loans as a % % of Total Net Charge-offs as Refreshed Current State Balances Portfolio a % of Loans of Loans Charge-offs a % of Loans CLTV FICO

Franchise Originated

CA $ 30,534 26% 1.54% 1.59% 34% 2.32% 76% 722 FL 15,775 13 1.72 2.06 17 2.06 79 708 NJ 7,781 7 0.96 1.07 2 0.68 61 722 NY 7,488 6 1.49 1.48 2 0.66 60 711 MA 5,138 4 0.82 0.83 2 0.73 63 728 VA 3,785 3 1.31 1.42 4 2.23 80 718 MD 3,741 3 1.00 0.87 1 0.60 72 718 AZ 3,626 3 1.37 1.21 4 1.91 81 718 NV 1,950 2 1.83 2.45 3 3.03 83 710 Total franchise originated 114,342 97 1.26 1.36 80 1.41 73 718

Non-franchise originated 4,039 3 3.51 5.66 20 9.66 101 685

Total Home Equity $118,381 100 1.33 1.51 100 1.71 74 718

Bank of America

Origination Period and CLTV are Major Loss Determinants for Home Equity

(Dollars in millions)

Portfolio Vintage Analysis

Ending Balance Q1 Losses Q1 Loss Rate

>= 2004 $ 28,050 $ 32 0.45% 2005 21,750 84 1.54 2006 33,530 301 3.57 2007 30,066 79 1.08 2008 4,985 - -Total amount $ 118,381 $ 496 1.71

• 60% of 1Q08 losses came from 2006 originations

($ in millions)

Portfolio Refreshed Cumulative Loan to Value

Portfolio mix % of NPLs % of losses

< = 80% 56% 28% 9% 80%-90% 17 10 9

> 90% 26 54 82 Other 1 8 -

Total amount $ 118,381 $ 1,786 $ 496

• 82% of 1Q08 losses came from loans with greater than 90% refreshed cumulative loan to value

Bank of America

Commercial Asset Quality Key Indicators 1

($ in millions)

Commercial Real Commercial Lease

Commercial2 Estate Small Business Financing Total Commercial 1Q08 4Q07 1Q08 4Q07 1Q08 4Q07 1Q08 4Q07 1Q08 4Q07

Loans EOP $219,190 $217,049 $ 62,739 $ 61,298 $ 20,123 $ 19,624 $ 22,132 $ 22,582 $324,184 $320,553 Loans Avg 218,490 219,668 61,890 59,486 20,003 19,144 22,227 22,239 322,610 320,537

Net charge-offs $ 75 $ 66 $ 107 $ 17 $ 359 $ 281 $ 15 $ 17 $ 556 $ 381 % of avg loans 0.14% 0.12% 0.70% 0.12% 7.21% 5.82% 0.27% 0.31% 0.69% 0.47%

90 Performing DPD $ 191 $ 135 $ 223 $ 36 $ 547 $ 427 $ 32 $ 25 $ 993 $ 623 % of Loans 0.09% 0.06% 0.36% 0.06% 2.72% 2.18% 0.14% 0.11% 0.31% 0.19%

Nonperforming loans $ 1,050 $ 879 $ 1,627 $ 1,099 $ 153 $ 144 $ 44 $ 33 $ 2,874 $ 2,155 % of Loans 0.48% 0.40% 2.59% 1.79% 0.76% 0.73% 0.20% 0.15% 0.89% 0.67%

Allowance for loan losses $ 2,180 $ 2,152 $ 1,206 $ 1,083 $ 2,034 $ 1,377 $ 227 $ 218 $ 5,647 $ 4,830 % of Loans 0.99% 0.99% 1.92% 1.77% 10.11% 7.02% 1.03% 0.97% 1.74% 1.51%

3

Criticized Utilized Exposure $ 11,875 $ 9,297 $ 9,208 $ 6,825 $ 1,003 $ 837 $ 647 $ 594 $ 22,733 $ 17,553 % of Total Exposure 3.60% 2.98% 13.36% 10.35% 4.96% 4.25% 2.92% 2.63% 5.15% 4.17%

Homebuilder utilized balances at 3/31/08, included in commercial real estate, were fairly flat with 4Q07 at $14 billion. These utilized balances are included in total binding exposure which was $21 billion.

– Criticized utilized exposure increased $1.3 billion, which now represents roughly half of the portfolio

– NPAs rose $500 million to $1.3 billion

– 1Q08 charge-offs of $107 million were driven by one large charge-off which made up half of the losses in the quarter

1 Does not include certain commercial loans measured at fair value in accordance with SFAS 159.

2 Includes Commercial – Domestic and Commercial – Foreign.

3 Excludes Assets Held for Sale.

Bank of America